Exhibit 2.1

                              AGREEMENT AND PLAN
                                   OF MERGER


                                    between


                            THE FIRST JERMYN CORP.


                                      and


                          UPPER VALLEY BANCORP, INC.


                               October 15, 1997

                                   AGREEMENT

                               TABLE OF CONTENTS

                                                            Page

BACKGROUND...................................................  1

AGREEMENT....................................................  1

                                   ARTICLE I
                                  THE MERGERS

Section 1.01  Definitions....................................  2

Section 1.02  The Merger.....................................  6

Section 1.03  The Bank Merger................................ 12

                                  ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF UPPER VALLEY

Section 2.01  Organization................................... 13

Section 2.02  Capitalization................................. 14

Section 2.03  Authority; No Violation........................ 15

Section 2.04  Consents....................................... 16

Section 2.05  Financial Statements........................... 16

Section 2.06  Taxes.......................................... 17

Section 2.07  No Material Adverse Effect..................... 18

Section 2.08  Contracts...................................... 18

Section 2.09  Ownership of Property; Insurance Coverage...... 19

Section 2.10  Legal Proceedings.............................. 20

Section 2.11  Compliance With Applicable Law................. 20

Section 2.12  ERISA.......................................... 21

Section 2.13  Brokers, Finders and Financial Advisors........ 23

Section 2.14  Environmental Matters.......................... 23

Section 2.15  Loan Portfolio................................. 23

Section 2.16  Information to be Supplied..................... 24

Section 2.17  Related Party Transactions..................... 24

Section 2.18  Schedule of Termination Benefits............... 24

Section 2.19  Loans.......................................... 25

Section 2.20  Quality of Representations..................... 25

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF FIRST JERMYN

Section 3.01  Organization................................... 25

Section 3.02  Capital Structure.............................. 26

Section 3.03  Authority; No Violation........................ 27

Section 3.04  Consents....................................... 28

Section 3.05  Financial Statements........................... 29

Section 3.06  Taxes.......................................... 29

Section 3.07  No Material Adverse Effect..................... 30

Section 3.08  Contracts...................................... 30

Section 3.09  Ownership of Property; Insurance Coverage...... 31

Section 3.10  Legal Proceedings.............................. 32

Section 3.11  Compliance With Applicable Law................. 33

Section 3.12  ERISA.......................................... 33

Section 3.13  Securities Documents........................... 35

Section 3.14  Brokers and Finders............................ 35

Section 3.15  Environmental Matters.......................... 35

Section 3.16  Loan Portfolio................................. 36

Section 3.17  Information to be Supplied..................... 36

Section 3.18  Related Party Transactions..................... 36

Section 3.19  Schedule of Termination Benefits............... 36

Section 3.20  Loans.......................................... 37

Section 3.21  Quality of Representations..................... 37

                                  ARTICLE IV
                           COVENANTS OF THE PARTIES

Section 4.01  Conduct of Business............................ 37

Section 4.02  Access; Confidentiality........................ 44

Section 4.03  Regulatory Matters and Consents................ 45

Section 4.04  Taking of Necessary Action..................... 46

Section 4.05  Certain Agreements............................. 47

Section 4.06  No Other Bids and Related Matters.............. 48

Section 4.07  Duty to Advise; Duty to Update Upper Valley's
Disclosure Schedule.......................................... 49

Section 4.08  Board and Committee Minutes.................... 49

Section 4.09  Additional Undertakings by First Jermyn and Upper
Valley....................................................... 49

Section 4.10  Employee Benefits and Termination Benefits..... 52

Section 4.11  Duty to Advise; Duty to Update First Jermyn's
Disclosure Schedule.......................................... 52

                                   ARTICLE V
                                  CONDITIONS

Section 5.01  Conditions to Upper Valley's Obligations under this
Agreement.................................................... 53

Section 5.02  Conditions to First Jermyn's Obligations under this
Agreement.................................................... 55

                                  ARTICLE VI
                       TERMINATION, WAIVER AND AMENDMENT

Section 6.01  Termination.................................... 57

Section 6.02  Effect of Termination.......................... 58

Section 6.03  Termination Fees............................... 58

                                  ARTICLE VII
                                 MISCELLANEOUS

Section 7.01  Expenses....................................... 60

Section 7.02  Non-Survival of Representations and Warranties. 60

Section 7.03  Amendment, Extension and Waiver................ 60

Section 7.04  Entire Agreement............................... 61

Section 7.05  No Assignment.................................. 61

Section 7.06  Notices........................................ 61

Section 7.07  Captions....................................... 62

Section 7.08  Counterparts................................... 62

Section 7.09  Severability................................... 62

Section 7.10  Governing Law.................................. 62



Exhibit 1         Upper Valley Affiliate Agreement
Exhibit 2         First Jermyn Affiliate Agreement
Exhibit 3         Bank Plan of Merger
Exhibit 4 Forms of First Jermyn Restated Articles of Incorporation and Restated Bylaws
Exhibit 5         Form of Benefits Acknowledgement
Exhibit 6         Form of Opinion of First Jermyn's Counsel
Exhibit 7         Form of Tax Opinion of First Jermyn's Counsel
Exhibit 8         Form of Opinion of Upper Valley's Counsel

                                   AGREEMENT

            THIS AGREEMENT AND PLAN OF MERGER, dated as of October 15, 1997, is made by and between THE FIRST JERMYN CORP. ("First Jermyn"), a Pennsylvania corporation, having its principal place of business in Jermyn, Pennsylvania, and UPPER VALLEY BANCORP, INC. ("Upper Valley"), a Pennsylvania corporation, having its principal place of business in Olyphant, Pennsylvania.

                                  BACKGROUND

            1. First Jermyn and Upper Valley desire for Upper Valley to merge with and into First Jermyn, with First Jermyn surviving such merger, in accordance with the applicable laws of the Commonwealth of Pennsylvania, and in accordance with the plan of merger set forth herein.

            2. At or prior to the execution and delivery of this Agreement, certain directors, officers, and affiliates of each of Upper Valley and First Jermyn have executed in favor of the other, a Letter Agreement dated October 15, 1997, in the forms attached hereto as Exhibits 1 and 2, respectively.

            3. First Jermyn desires to merge NBO National Bank, a national banking association and a wholly-owned subsidiary of Upper Valley ("NBO"), into and with The First National Bank of
Jermyn, ("FNBJ"), a national banking association and a wholly-owned subsidiary of First Jermyn ("FNBJ"), with FNBJ surviving such merger in accordance with the Bank Plan of Merger in the form attached hereto as Exhibit 3.

            4. First Jermyn and Upper Valley desire to provide the terms and conditions governing the transactions contemplated herein, including specifically without limitation, the provisions of the forms of Articles of Incorporation and Bylaws attached hereto as Exhibit 4 which, among other things, require supermajority voting requirements of shareholders and directors to effect a change of control of the resulting corporation so that the Board of Directors and management of the resulting corporation can realize the potential for cost savings and revenue enhancements without differences relating to strategic direction.

                                   AGREEMENT

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                                  THE MERGERS

            Section 1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

                  Agreement means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between First Jermyn and Upper Valley.

                  Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

                  Articles of Merger means the articles of merger to be executed by First Jermyn and Upper Valley and to be filed in the PDS, in accordance with the laws of the Commonwealth of Pennsylvania.

                  Bank Merger means the merger of NBO with and into FNBJ, with FNBJ surviving such merger, contemplated by
      Section 1.03 of this Agreement.

                  Bank Plan of Merger has the meaning given to that term in Section 1.03 of this Agreement.

                  BCL means the Pennsylvania Business Corporation
      Law of 1988, as amended.

                  BHC Act means the Bank Holding Company Act of
      1956, as amended.

                  Closing Date means the date specified by the parties within five (5) business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms cannot be satisfied until the Closing Date) set forth in Article V, or such other date as First Jermyn and Upper Valley shall agree.

                  Dissenting Upper Valley Shares has the meaning given to that term in Section 1.02(e)(iii).

                  Effective Date means the date upon which the Articles of Merger shall be filed in the PDS, and shall be the same as the Closing Date.

                  Employee Benefit Plans has the meaning given to that term in Section 2.12 of this Agreement.

                  Environmental Law means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                  ERISA means the Employee Retirement Income
      Security Act of 1974, as amended.

                  Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

                  Exchange Ratio has the meaning given to that term in Section 1.02(e)(ii) of this Agreement.

                  FDIA means the Federal Deposit Insurance Act, as amended.

                  FDIC means the Federal Deposit Insurance
      Corporation.

                  First Jermyn Benefits Schedule has the meaning given to that term in Section 3.19 of this Agreement.

                  First Jermyn Common Stock has the meaning given to that term in Section 3.02(a) of this Agreement.

                  First Jermyn Disclosure Schedule means a disclosure schedule delivered by First Jermyn to Upper
      Valley pursuant to Article III of this Agreement.

                  First Jermyn Financials means (i) the audited consolidated financial statements of First Jermyn as of December 31, 1996 and for the three years ended December 31, 1996, including the notes thereto and (ii) the unaudited interim consolidated financial statements of First Jermyn as of each calendar quarter thereafter included in Securities Documents filed by First Jermyn.

                  First Jermyn Market Price means, as of any date, the average of the closing sale prices of a share of First Jermyn Common Stock, as reported by an independent source in the over-the-counter market, for the twenty (20) consecutive trading days commencing twenty-one (21) trading days prior to the date of determination.

                  First Jermyn Regulatory Reports means the Annual Reports of First Jermyn on Form FRY-6 and any Current Report of First Jermyn on Form FRY-6A filed with the FRB from December 31, 1995 through the Closing Date and the Reports of Condition and Income of FNBJ and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1995 through the Closing Date.

                  First Jermyn Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by First Jermyn, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

                  FRB means the Federal Reserve Board.

                  GAAP means generally accepted accounting principles as in effect at the relevant date.

                  IRC means the Internal Revenue Code of 1986, as amended.

                  IRS means the Internal Revenue Service.

                  Material Adverse Effect shall mean, with respect to First Jermyn or Upper Valley, any adverse effect on its assets, financial condition or operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the respective investment portfolios of First Jermyn or Upper Valley resulting from a change in interest rates generally or (ii) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance Fund or the Savings Association Insurance Fund.

                  Merger means the merger of Upper Valley with and into First Jermyn, with First Jermyn surviving such merger, contemplated by this Agreement.

                  NBA means the National Bank Act.

                  OCC means the Office of the Comptroller of the Currency.

                  PDS means the Department of State of the Commonwealth of Pennsylvania.

                  Person means any individual, corporation, partnership, joint venture, association, trust or "group"
      (as that term is defined under the Exchange Act).

                  Prospectus/Proxy Statement means the
      prospectus/proxy statement, together with any supplements thereto, to be transmitted to holders of Upper Valley Common Stock and First Jermyn Common Stock in connection with the transactions contemplated by this Agreement.

                  Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the First Jermyn Common Stock to be issued in connection with the transactions contemplated by this Agreement.

                  Regulatory Agreement has the meaning given to that term in Section 2.11 of this Agreement.

                  Regulatory Authority means any banking agency or department of any federal or state government, including without limitation, the FDIC, the OCC, the FRB, or the respective staffs thereof.

                  Rights means warrants, options, rights,
      convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

                  SEC means the Securities and Exchange Commission.

                  Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

                  Securities Documents means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

                  Securities Laws means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

                  Subsidiary means any corporation or other entity, 50% or more of the capital stock or ownership interests of which are owned, either directly or indirectly, by another entity, except any corporation or other entity the capital stock or ownership interests of which are held in the ordinary course of the lending activities of a bank.

                  Transition Period means the period of time beginning on the Effective Date and ending on December 31, 2004.

                  Upper Valley Benefits Schedule has the meaning given to that term in Section 2.18 of this Agreement.

                  Upper Valley Common Stock means the common stock of Upper Valley described in Section 2.02(a).

                  Upper Valley Disclosure Schedule means a disclosure schedule delivered by Upper Valley to First
      Jermyn pursuant to Article II of this Agreement.

                  Upper Valley Financials means (i) the audited consolidated financial statements of Upper Valley as of December 31, 1996 and for the three years ended December 31, 1996, including the notes thereto, (ii) the unaudited interim consolidated financial statements of Upper Valley as of and for each calendar quarter thereafter.

                  Upper Valley Regulatory Reports means the Annual Reports of Upper Valley on Form FRY-6, any Current Report of Upper Valley on Form FRY-6A filed with the FRB from December 31, 1995 through the Closing Date and the Reports of Condition and Income of NBO and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1995 through the Closing Date.

                  Upper Valley Stock Options has the meaning given to that term in Section 1.02(f) of this Agreement.

                  Upper Valley Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Upper Valley, except any corporation the stock of which is held in the ordinary course of the lending activities of NBO.

            Section 1.02  The Merger.

                  (a) Closing. The closing will take place at 10:00 a.m. on the Closing Date at the offices of Stevens & Lee, 116 North Washington Avenue, Suite 2B, Scranton, Pennsylvania, unless another time and place are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V have been satisfied or waived at or prior to the Closing Date. On the Closing Date, Upper Valley and First Jermyn shall cause the Articles of Merger to be duly executed and to be filed in the PDS.

                  (b)   The Merger.  Subject to the terms and
conditions of this Agreement, on the Effective Date: Upper Valley shall merge with and into First Jermyn; the separate existence of Upper Valley shall cease; First Jermyn shall be the surviving corporation in the Merger; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Upper Valley shall be taken and deemed to be transferred to and vested in First Jermyn, as the surviving corporation in the Merger, without further act or deed; all debts, liabilities and duties of each of Upper Valley and First Jermyn shall thereafter be the responsibility of First Jermyn as the surviving corporation; all in accordance with the applicable laws of the Commonwealth of Pennsylvania.

                  (c) First Jermyn's Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation and the bylaws of First Jermyn, as the surviving corporation in the Merger, shall be the articles of incorporation and bylaws attached hereto as Exhibit 4, until thereafter altered, amended or repealed.

                  (d)   Board of Directors and Officers of First
Jermyn and FNBJ; Name.

                        (i)  On the Effective Date, the Board of
Directors of First Jermyn, as the surviving corporation in the Merger, shall consist of (i) those persons holding such office immediately prior to the Effective Date and (ii) Saul Kaplan (to be elected as a Class III director to serve until 1998), Harold S. Kaplan (to be elected as a Class III director to serve until 1998), Joseph P. Coviello (to be elected as a Class III director to serve until 1998), Fred J. Gentile (to be elected as a Class I director to serve until 1999), Michael A. Barbetti (to be elected as a Class I director to serve until 1999) and Norman Woodworth (to be elected as a Class I director to serve until 1999), all as further set forth in the form of Restated Articles of Incorporation of First Jermyn attached hereto as Exhibit 4. First Jermyn (i) shall cause Messrs. Saul Kaplan, Harold Kaplan and Coviello to be renominated for election to the Board of Directors of First Jermyn at any annual or special meeting of shareholders of First Jermyn held during the Transition Period at which the Class in which such individuals are serving is considered for re-election and (ii) shall cause Messrs. Gentile, Barbetti and Woodworth to be renominated for re-election to the Board of Directors of First Jermyn at any annual or special meeting of shareholders of First Jermyn held through December 31, 1999 at which the Class in which such individuals are serving is considered for re-election. In the event that any of such individuals are unable or unwilling to serve as a member of the Board of Directors at any time during their term as such, the Board of Directors of First Jermyn shall fill the vacancy created thereby. Upper Valley acknowledges that, prior to the Effective Date, First Jermyn may add one (1) additional member to the Board of Directors so that the total number of Directors of First Jermyn on the Effective Date, including the representatives of Upper Valley, will be eighteen (18).

                        (ii)  On the Effective Date, the officers of
First Jermyn duly elected and holding office immediately prior to the Effective Date shall be the officers of First Jermyn, as the surviving corporation in the Merger, existing on such Effective
Date and John R. Adonizio shall be elected as an Executive Vice President of First Jermyn effective as of the Effective Date.

                        (iii)  On the effective date of the Bank
Merger, the directors of FNBJ as the surviving institution in the Bank Merger shall consist of (i) those persons holding such office immediately prior to the Effective Date and (ii) Messrs. Saul Kaplan, Harold Kaplan, Joseph Coviello, Fred J. Gentile, Michael A. Barbetti, and Norman Woodworth. First Jermyn and FNBJ agree to cause such individuals to be elected to the Board of Directors of FNBJ at any annual or special meeting of the sole shareholder of FNBJ held during the time that such individuals are serving as directors of First Jermyn.

                        (iv)  On the effective date of the Bank
Merger, the officers of FNBJ duly elected and holding office immediately prior to such effective date shall be the officers of FNBJ, as the surviving corporation in the Bank Merger, and John R. Adonizio shall be elected as an Executive Vice President of FNBJ effective as of the Effective Date.

                        (v) On the Effective Date, the name of First Jermyn shall be changed to such name as may be mutually agreed to by First Jermyn and Upper Valley.

                  (e)   Conversion of Shares.

                        (i)   First Jermyn Common Stock.

                              (A)   Each share of First Jermyn Common
      Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of First Jermyn Common Stock. Shares of First Jermyn Common Stock owned by Upper Valley (other than shares held in trust, managed, custodial or nominee accounts and the like that in any such case are beneficially owned by third parties (any such shares, "trust account shares") and shares acquired in respect of debts previously contracted (any such shares, "DPC shares")) shall become treasury stock of First Jermyn.

                              (B)   Each share of First Jermyn Common
      Stock issued and held in the treasury of First Jermyn as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of First Jermyn.

                        (ii)  Upper Valley Common Stock.

                              (A)    Subject to the provisions of
      Section 1.02(e)(iii) hereof with respect to dissenting shares, each share of Upper Valley Common Stock issued and outstanding immediately prior to the Effective Date (other than shares then owned by First Jermyn, if any) shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, be converted into and become .6890 shares of First Jermyn Common Stock (subject to possible adjustment as set forth in Section 1.02(h), the "Exchange Ratio").

                              (B)   Each share of Upper Valley Common
      Stock (other than trust account shares or DPC shares) owned by First Jermyn or a First Jermyn Subsidiary on the Effective Date, if any, shall be cancelled.

                              (C)   Each share of Upper Valley Common
      Stock issued and held in the treasury of Upper Valley or owned by Upper Valley or any Upper Valley Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                              (D)   No fraction of a whole share of
      First Jermyn Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of Upper Valley Common Stock who would otherwise be entitled to receive a fraction of a share of First Jermyn Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the First Jermyn Market Price determined as of the Effective Date.

                        (iii)  Dissenting Shareholders of Upper
      Valley. If there are holders of Upper Valley Common Stock who dissent from the Merger and exercise and perfect the right to obtain valuation of and payment for their shares ("Dissenting Upper Valley Shares") pursuant to Section 1930(a) and Subchapter D of Chapter 15 of the BCL, the following provisions will govern payments to be made in respect of Dissenting Upper Valley Shares:

                              (A)    all payments in respect of
      Dissenting Upper Valley Shares, if any, will be made directly by First Jermyn, as the surviving corporation in the Merger; and

                              (B)   Dissenting Upper Valley Shares, if
      any, will be deemed to have been retired and cancelled immediately prior to the Merger, with the effect that no conversion thereof will occur pursuant to Section
      1.02(e)(ii) hereof.

                  (f) Stock Options. From and after the Effective Date, all stock options to purchase shares of Upper Valley Common Stock ("Upper Valley Stock Options"), which are then outstanding and unexercised, shall be converted into and become options to purchase shares of First Jermyn Common Stock, and First Jermyn shall assume each such Upper Valley Stock Option in accordance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective
Date (i) each such Upper Valley Stock Option assumed by First
Jermyn may be exercised solely to purchase shares of First Jermyn Common Stock, (ii) the number of shares of First Jermyn Common
Stock purchasable upon exercise of such Upper Valley Stock Option shall be equal to the number of shares of Upper Valley Common
Stock that was purchasable under such Upper Valley Stock Option immediately prior to the Effective Date multiplied by the Exchange Ratio and rounding up to the nearest whole share, and
(iii) the per share exercise price under each such Upper Valley Stock Option shall be adjusted by dividing the per share exercise price of each such Upper Valley Stock Option by the Exchange
Ratio, and rounding up to the nearest cent. The terms of each Upper Valley Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to First Jermyn Common Stock on or subsequent to the Effective Date. It is intended that the foregoing assumption shall be effected in a manner which is consistent with the requirements of Section 424 of the Code, as to any Upper Valley Stock Option that is an "incentive stock option" (as defined in Section 422 of the Code).

                  (g)   Surrender and Exchange of Upper Valley Stock
Certificates.

                        (i)  Exchange of Certificates.  Each holder
      of shares of Upper Valley Common Stock, other than holders of Dissenting Upper Valley Shares, who surrenders to First Jermyn (or its agent) the certificate or certificates representing such shares will be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor a certificate or certificates for the number of whole shares of First Jermyn Common Stock into which such holder's shares of Upper Valley Common Stock have been converted pursuant to the Merger, together with a check for cash in lieu of any fractional share in accordance with
      Section 1.02(e)(ii)(D) hereof.

                        (ii) Rights Evidenced by Certificates. Each certificate for shares of First Jermyn Common Stock issued in exchange for certificates for Upper Valley Common Stock pursuant to Section 1.02(g)(i) hereof will be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of stock from and after the Effective Date. Until surrendered, each certificate theretofore evidencing shares of Upper Valley Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of First Jermyn Common Stock pursuant to Section 1.02(g)(i) hereof and a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(ii)(D) hereof. If certificates for shares of Upper Valley Common Stock are exchanged for First Jermyn Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of First Jermyn Common Stock, First Jermyn will pay cash in an amount equal to dividends theretofore payable on such First Jermyn Common
      Stock and pay or deliver any other distribution to which holders of shares of First Jermyn Common Stock have theretofore become entitled. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 1.02(g) upon surrender of certificates for shares of Upper Valley Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of Upper Valley Common Stock for any amount paid upon advice of legal counsel and in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of Upper Valley Common Stock are surrendered by a Upper Valley shareholder to First Jermyn for exchange, First Jermyn shall have the right to withhold dividends or any other distributions on the shares of First Jermyn Common
      Stock issuable to such shareholder.

                        (iii) Exchange Procedures. Each certificate for shares of Upper Valley Common Stock delivered for exchange under this Section 1.02(g) must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of First Jermyn Common Stock for which certificates will be issued pursuant to this Section 1.02(g) will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of First Jermyn Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of First Jermyn Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of Upper
      Valley Common Stock which are surrendered. As promptly as practicable after the Effective Date, First Jermyn shall send or cause to be sent to each shareholder of record of Upper Valley Common Stock transmittal materials for use in exchanging certificates representing Upper Valley Common
      Stock for certificates representing First Jermyn Common
      Stock into which the former have been converted in the Merger. Certificates representing shares of First Jermyn Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of Upper
      Valley as soon as reasonably possible but in no event later than twenty (20) business days following the receipt of certificates representing former shares of Upper Valley
      Common Stock duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested (but in no event earlier than the second business day following the Effective Date).

                        (iv)  Closing of Stock Transfer Books;
      Cancellation of Upper Valley Certificates. Upon the Effective Date, the stock transfer books for Upper Valley Common Stock will be closed and no further transfers of shares of Upper Valley Common Stock will thereafter be made or recognized. All certificates for shares of Upper Valley Common Stock surrendered pursuant to this Section 1.02(g) will be cancelled by First Jermyn.

                  (h) Anti-Dilution Provisions. If First Jermyn shall, at any time before the Effective Date, (A) issue a dividend in shares of First Jermyn Common Stock, (B) combine the outstanding shares of First Jermyn Common Stock into a smaller number of shares, (C) subdivide the outstanding shares of First Jermyn Common Stock, or (D) reclassify the shares of First Jermyn Common Stock, then, in any such event, the number of shares of First Jermyn Common Stock to be delivered to Upper Valley shareholders who are entitled to receive shares of First Jermyn Common Stock in exchange for shares of Upper Valley Common Stock shall be adjusted so that each Upper Valley shareholder shall be entitled to receive such number of shares of First Jermyn Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred immediately prior to the happening of such event. (By way of illustration, if First
Jermyn shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date, the Exchange Ratio determined pursuant to Sections 1.02(e)(ii) hereof shall be adjusted upward by 7%.)

            Section 1.03 The Bank Merger. First Jermyn and Upper Valley shall use their best efforts to cause NBO to merge with and into FNBJ under the NBA, with FNBJ surviving such merger, as soon as practicable after the Effective Date. Concurrently with, or as soon as practicable after, the execution and delivery of this Agreement, First Jermyn shall cause FNBJ, and Upper Valley shall cause NBO, to execute and deliver the Bank Plan of Merger attached hereto as Exhibit 3. In connection with the Bank
Merger, the name of FNBJ shall be changed to such name as may be mutually agreed to by First Jermyn and Upper Valley.

                                  ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF UPPER VALLEY

            Upper Valley hereby represents and warrants to First Jermyn that, except as specifically set forth in the Upper Valley Disclosure Schedule (which Upper Valley Disclosure Schedule qualifies and represents exceptions to all of the representations and warranties of Upper Valley contained in this Agreement taken as a whole and does not relate to particular representations and warranties) delivered to First Jermyn by Upper Valley on the date hereof:

            Section 2.01  Organization.

                  (a) Upper Valley is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Upper Valley is a bank holding company duly registered under the BHC Act. Upper Valley has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Upper Valley is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

                  (b) NBO is a national banking association duly organized and validly existing under the laws of the United
States of America. NBO has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Neither NBO nor any other Upper Valley
Subsidiary is qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

                  (c) There are no Upper Valley Subsidiaries other than NBO. There are no NBO Subsidiaries.

                  (d) The deposits of NBO are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act.

                  (e) The respective minute books of Upper Valley and NBO and each other Upper Valley Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

                  (f) Prior to the date of this Agreement, Upper Valley has delivered to First Jermyn true and correct copies of the articles of incorporation and bylaws of Upper Valley and the articles of association and bylaws of NBO as in effect on the date hereof.

            Section 2.02  Capitalization.

                  (a) The authorized capital stock of Upper Valley consists of 2,000,000 shares of common stock, $0.50 par value ("Upper Valley Common Stock"), of which, at the date of this Agreement, 1,000,599 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights.
Neither Upper Valley nor NBO nor any other Upper Valley
Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Upper Valley Common Stock or any other security of Upper Valley or any securities representing the right to vote, purchase or otherwise receive any shares of Upper Valley Common Stock or any other security of Upper Valley, other than stock options described in the Upper Valley Disclosure Schedule or in Note 10 to the audited financial statements included in Upper Valley's
1996 Annual Report to Shareholders.

                  (b) The authorized capital stock of NBO consists of $100,000.00 divided into 5,000 shares of common stock, par value $20.00 per share, all of the outstanding shares of which are validly issued, fully paid, nonassessable, free of preemptive rights and owned by Upper Valley. Neither Upper Valley nor any Upper Valley Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any Upper Valley Subsidiary or any other security of any Upper Valley Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any Upper Valley Subsidiary. Either Upper Valley or NBO owns all of the outstanding shares of capital stock of each Upper Valley Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

                  (c)   Neither (i) Upper Valley, (ii) NBO nor
(iii) any other Upper Valley Subsidiary, owns any equity interest, directly or indirectly, treasury stock, in any other company or controls any other company, except for equity interests held in the investment portfolios of Upper Valley Subsidiaries, equity interests held by Upper Valley Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of Upper Valley Subsidiaries. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by Upper Valley or NBO with respect to any other company's capital stock or the equity of any other person.

                  (d) To Upper Valley's knowledge, without any independent investigation, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Upper Valley Common Stock, except as disclosed in reasonable detail (using the principles described in Item 403 of the SEC's Regulation S-K) in the Upper Valley Disclosure Schedule.

            Section 2.03  Authority; No Violation.

                  (a) Upper Valley has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. NBO has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by Upper Valley and the consummation by Upper Valley of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Upper Valley and, except for approval by the shareholders of Upper Valley, no other corporate proceedings on the part of Upper Valley are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Upper Valley and, subject to approval of the shareholders of Upper Valley and receipt of the required approvals from Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Upper Valley, enforceable against Upper Valley in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by NBO concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of NBO, enforceable against NBO in accordance with its terms, subject to applicable conservatorship or receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                  (b)   (A) The execution and delivery of this
Agreement by Upper Valley, (B) the execution and delivery of the Bank Plan of Merger by NBO, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Upper Valley's and First Jermyn's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (D) compliance by Upper Valley or NBO with any of the terms or provisions hereof or of the Bank Plan of Merger, will not (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Upper Valley or any Upper Valley Subsidiary or the articles of association or bylaws of NBO; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Upper Valley or any Upper Valley Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Upper Valley or any Upper Valley Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which Upper Valley or any Upper Valley Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Upper Valley.

            Section 2.04 Consents. Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Upper Valley, and the approval of the Bank Plan of Merger by Upper Valley as sole shareholder of NBO under the FDIA, and by the NBO Board of Directors, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Upper Valley or the Bank Plan of Merger by NBO, and (b) the completion by Upper Valley of the transactions contemplated hereby or by NBO of the Bank Merger. Upper Valley has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Upper Valley's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

            Section 2.05  Financial Statements.

                  (a) Upper Valley has previously delivered, or will deliver, to First Jermyn the Upper Valley Regulatory Reports. The Upper Valley Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of Upper Valley as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

                  (b) Upper Valley has previously delivered to First Jermyn the Upper Valley Financials. The Upper Valley Financials have been, or will be, prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis throughout the periods covered by such statements, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Upper Valley as of and for the periods ending on the dates thereof, in accordance with generally accepted accounting principles applied on a consistent basis.

                  (c) At the date of each balance sheet included in the Upper Valley Financials or the Upper Valley Regulatory
Reports, neither Upper Valley nor NBO (as the case may be) had, or will have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Upper
Valley Financials or Upper Valley Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

            Section 2.06  Taxes.

                  (a)   Upper Valley and the Upper Valley
Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Upper Valley has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Upper Valley and all Upper Valley Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Upper Valley and any Upper Valley Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

                  (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to Upper Valley or any Upper Valley Subsidiary.

            Section 2.07 No Material Adverse Effect. Upper Valley has not suffered any Material Adverse Effect since December 31, 1996.

            Section 2.08  Contracts.

                  (a) Except as described in Upper Valley's Annual Reports to Shareholders for the years ended December 31, 1994, 1995 and 1996, previously delivered to First Jermyn, or in the footnotes to the audited consolidated financial statements of Upper Valley as of December 31, 1996, and for the three years ended December 31, 1996, neither Upper Valley nor any Upper
Valley Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of Upper Valley or any Upper Valley Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of Upper Valley or any Upper Valley Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of Upper
Valley or any Upper Valley Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any Upper Valley Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Upper Valley or any Upper Valley Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to First Jermyn or any First Jermyn Subsidiary; (vi) any contract (other than this Agreement) limiting the freedom of any Upper Valley Subsidiary to engage in any type of banking or bank-related business permissible under law or (vii) any other material contract.

                  (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a) or described in a footnote to such audited consolidated financial statements, have been provided to First Jermyn on or before the date hereof, are listed on the Upper Valley Disclosure Schedule and are in full force and effect on the date hereof and neither
Upper Valley nor any Upper Valley Subsidiary (nor, to the knowledge of Upper Valley, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to Upper Valley. No party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. None of the employees (including officers) of Upper Valley or any Upper Valley Subsidiary, possess the right to terminate their employment as a result of the execution of this Agreement. No plan, employment agreement, termination agreement, or similar agreement or arrangement to which Upper Valley or any Upper Valley Subsidiary is a party or under which Upper Valley or any Upper Valley Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. No such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Upper Valley or any Upper
Valley Subsidiary absent the occurrence of a subsequent event;
(y) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or
(z) requires Upper Valley or any Upper Valley Subsidiary to provide a benefit in the form of Upper Valley Common Stock or determined by reference to the value of Upper Valley Common
Stock.

            Section 2.09  Ownership of Property; Insurance
Coverage.

                  (a)   Upper Valley and the Upper Valley
Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by Upper Valley or any Upper Valley Subsidiary in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Upper Valley Regulatory Reports and in the Upper Valley Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the Upper Valley Disclosure Schedule or permitted under Article IV hereof and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Upper Valley and the Upper Valley Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Upper Valley and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

                  (b) With respect to all agreements pursuant to which Upper Valley or any Upper Valley Subsidiary has purchased securities subject to an agreement to resell, if any, Upper
Valley or such Upper Valley Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (c)   Upper Valley and the Upper Valley
Subsidiaries currently maintain insurance in amounts considered by Upper Valley to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither Upper Valley nor any Upper Valley Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Upper Valley or NBO under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Upper Valley has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

            Section 2.10 Legal Proceedings. Neither Upper Valley nor any Upper Valley Subsidiary is a party to any, and there are no pending or, to the best of Upper Valley's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against Upper Valley or any Upper Valley Subsidiary, (ii) to which Upper Valley or any Upper Valley Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or
(iv) which could adversely affect the ability of Upper Valley to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

            Section 2.11  Compliance With Applicable Law.

                  (a)   Upper Valley and the Upper Valley
Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses or otherwise have a Material Adverse Effect.

                  (b) Neither Upper Valley nor any Upper Valley Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Upper Valley or any Upper Valley Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Upper Valley or any Upper Valley Subsidiary; (iii) requiring or threatening to require Upper Valley or any Upper Valley Subsidiary, or indicating that Upper Valley or any Upper Valley Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Upper Valley or any Upper Valley Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Upper Valley or any Upper Valley Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Upper Valley nor any Upper Valley Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to First Jermyn.

            Section 2.12 ERISA. Upper Valley has previously delivered to First Jermyn true and complete copies of all employee pension benefit plans within the meaning of ERISA
Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, settlement plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements ("Employee Benefit Plans"), all of which are set forth in the Upper Valley Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Upper Valley or any Upper Valley Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any Upper Valley Employee Benefit Plans. Neither Upper Valley nor any Upper Valley Subsidiary, and no pension plan maintained by Upper Valley or any Upper Valley Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) occurred with respect to any such pension plan. With respect to each Upper Valley Employee Benefit Plan that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. With respect to each Upper Valley Employee Benefit Plan, Upper Valley will have made on or prior to the Closing Date, all payments required to be made by it prior to the Closing Date and will have accrued as of the Closing Date all payments due but not yet payable so that there will not have been nor will there be any accumulated funding deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies. Neither Upper Valley nor any Upper Valley Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply, and within the past six (6) years have complied, in all material respects with (i) relevant provisions of ERISA and (ii), in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Upper Valley or any Upper Valley Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Upper Valley. Upper Valley and the Upper Valley Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. There are no pending actions, claims or lawsuits which have been asserted or instituted against any of Upper Valley's Employee Benefit Plans, the assets of any of the trusts under such Plans, the plan sponsor, the plan administrator or against any fiduciary of any of Upper Valley's Employee Benefit Plans (other than routine benefit claims) nor does Upper Valley have knowledge of facts which could form the basis of any such action, claim or lawsuit. There are no investigations or audits of any of Upper Valley's Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any of Upper Valley's Employee Benefit Plans which have been threatened or instituted nor does Upper Valley have knowledge of facts which could form the basis for any such investigation or audit. No event has occurred or will occur which will result in liability to Upper Valley in connection with any Employee Benefit Plan established, maintained, or contributed to (currently or previously) by Upper Valley or by any other entity which, together with Upper Valley, constitute elements of either (i) a controlled group of corporations (within the meaning of IRC
Section 414(b)), (ii) a group of trades or businesses under common control (within the meaning of IRC Sections 414(c) or 4001), (iii) an affiliated service group (within the meaning of IRC Section 414(m), or (iv) another arrangement covered by IRC
Section 414(o).

            Section 2.13 Brokers, Finders and Financial Advisors. Neither Upper Valley nor any Upper Valley Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, or, except for its commitments disclosed in Upper Valley Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the Upper Valley Financials.

            Section 2.14 Environmental Matters. To the knowledge of Upper Valley, neither Upper Valley nor any Upper Valley Subsidiary, nor any properties owned or operated by Upper Valley or any Upper Valley Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in, or will result, in a Material Adverse Effect with respect to Upper Valley. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Upper Valley, threatened, relating to the liability of any property owned or operated by Upper Valley or any Upper Valley Subsidiary under any Environmental Law.

            Section 2.15 Loan Portfolio. The allowance for loan losses reflected, and to be reflected, in the Upper Valley Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Upper Valley Financials have been, and will be, established in accordance with the requirements of generally accepted accounting principles and all applicable regulatory criteria. First Jermyn acknowledges that the allowance for loan losses of Upper Valley as of September 30, 1997 reflected or to be reflected in the Upper Valley Regulatory Reports and shown or to be shown on the balance sheets contained in the Upper Valley Financials has been established in accordance with the requirements of generally accepted accounting principles.

            Section 2.16 Information to be Supplied. The information to be supplied by Upper Valley and NBO for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Upper Valley for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

            Section 2.17 Related Party Transactions. Except as disclosed in the footnotes to the Upper Valley Financials, Upper Valley is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Upper Valley (except an Upper Valley Subsidiary). Any such transaction
(a) was made in the ordinary course of business, (b) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of Upper Valley is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Upper Valley nor NBO has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by NBO is inappropriate.

            Section 2.18 Schedule of Termination Benefits. The Upper Valley Disclosure Schedule includes a schedule of a good faith estimate of the present value as of December 31, 1997 of termination benefits and related payments that would be payable to the executive officers identified thereon, excluding any options to acquire Upper Valley Common Stock granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any other pension benefit or welfare benefit plan maintained by Upper Valley solely for the benefit of officers of Upper Valley or Upper Valley Subsidiaries (the "Upper Valley Benefits Schedule"), assuming their employment is terminated as of December 31, 1997 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans. The present value of the termination benefits and related payments specified, including required gross-up payments under Section 280G of the IRC, on the Upper Valley Benefit Schedule with respect to each named individual (based on a 6% per annum discount factor) is true and correct in all material respects.

            Section 2.19 Loans. Each loan reflected as an asset in the Upper Valley Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Upper Valley.

            Section 2.20 Quality of Representations. The representations made by Upper Valley in this Agreement are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF FIRST JERMYN

            First Jermyn hereby represents and warrants to Upper Valley that, except as set forth in the First Jermyn Disclosure Schedule (which First Jermyn Disclosure Schedule qualifies and represents exceptions to all of the representations and warranties of First Jermyn contained in this Agreement taken as a whole and does not relate solely to particular representations and warranties) delivered by First Jermyn to Upper Valley on or prior to the date hereof:

            Section 3.01  Organization.

                  (a) First Jermyn is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. First Jermyn is a bank holding company duly registered under the BHC Act. First Jermyn has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it First
Jermyn is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

                  (b) FNBJ is a national banking association duly organized and validly existing under the laws of the United
States of America. FNBJ has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Neither FNBJ nor any other First Jermyn
Subsidiary is qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

                  (c) There are no First Jermyn Subsidiaries other than FNBJ or as disclosed in First Jermyn's Annual Report on Form 10-K for the year ended December 31, 1996. There are no FNBJ Subsidiaries.

                  (d) The deposits of FNBJ are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act.

                  (e) The respective minute books of First Jermyn and FNBJ accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

                  (f) Prior to the execution of this Agreement, First Jermyn has delivered to Upper Valley true and correct copies of the articles of incorporation and the bylaws of First Jermyn and the articles of association and bylaws of FNBJ as in effect on the date hereof.

            Section 3.02  Capital Structure.

                  (a) The authorized capital stock of First Jermyn consists of (a) 2,500,000 shares of common stock, $1.25 par value ("First Jermyn Common Stock"), of which, at the date of this Agreement, 15,205 shares are issued and held by First Jermyn as treasury stock and 884,680 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. Neither First Jermyn nor FNBJ nor any other First Jermyn Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of First Jermyn Common Stock or any other security of First Jermyn or any securities representing the right to vote, purchase or otherwise receive any shares of First Jermyn Common Stock or any other security of First Jermyn.

                  (b) The authorized capital stock of FNBJ consists of 128,496 shares of common stock, par value $6.25 per share, all of which shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by First
Jermyn. Neither First Jermyn nor any First Jermyn Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any First Jermyn Subsidiary or any other security of any First Jermyn Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any First Jermyn Subsidiary.
Either First Jermyn or FNBJ owns all of the outstanding shares of capital stock of each First Jermyn Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

                  (c)   Neither (i) First Jermyn, (ii) FNBJ nor
(iii) any other First Jermyn Subsidiary, owns any equity interest, directly or indirectly, treasury stock, in any other company or controls any other company, except for equity interests held in the investment portfolios of First Jermyn Subsidiaries, equity interests held by First Jermyn Subsidiaries in a fiduciary capacity, equity interests held in connection with the commercial loan activities of First Jermyn Subsidiaries, and equity interests disclosed in First Jermyn's Annual Report on Form 10-K for the year ended December 31, 1996. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by First Jermyn or FNBJ with respect to any other company's capital stock or the equity of any other person.

                  (d) To First Jermyn's knowledge, without any independent investigation, except as disclosed in First Jermyn's proxy statement dated April 4, 1997, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange
Act) of 5% or more of the outstanding shares of First Jermyn
Common Stock.

            Section 3.03  Authority; No Violation.

                  (a) First Jermyn has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. FNBJ has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by First Jermyn and the consummation by First Jermyn of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of First Jermyn and, except for approval of the shareholders of First Jermyn, no other corporate proceedings on the part of First Jermyn are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by First Jermyn and, subject to approval by the shareholders of First Jermyn and receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of First Jermyn, enforceable against First Jermyn in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by FNBJ concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of FNBJ, enforceable against FNBJ in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                  (b)   (A) The execution and delivery of this
Agreement by First Jermyn, (B) the execution and delivery of the Bank Plan of Merger by FNBJ, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and Upper Valley's and First Jermyn's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (D) compliance by First Jermyn or FNBJ with any of the terms or provisions hereof or of the Bank Plan of Merger will not (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of First Jermyn or any First Jermyn Subsidiary or the articles of association or bylaws of FNBJ; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Jermyn or any First Jermyn Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of First Jermyn or any First Jermyn Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Jermyn or FNBJ is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on First Jermyn.

            Section 3.04 Consents. Except for any required consents, approvals, filings and registrations from or with the FRB, the FDIC, the OCC, the SEC, and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of First Jermyn, and the approval of the Bank Plan of Merger by First Jermyn as sole shareholder of FNBJ under the FDIA, and by the FNBJ Board of Directors, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by First Jermyn or the Bank Plan of Merger by FNBJ, and (b) the completion by First Jermyn of the transactions contemplated hereby or by FNBJ of the Bank Merger. First Jermyn has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact First Jermyn's ability to complete the transactions contemplated by this Agreement or that
(ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

            Section 3.05  Financial Statements.

                  (a) First Jermyn has previously delivered, or will deliver, to Upper Valley the First Jermyn Regulatory Reports. The First Jermyn Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of First Jermyn as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

                  (b) First Jermyn has previously delivered, or will deliver, to Upper Valley the First Jermyn Financials. The First Jermyn Financials have been, or will be, prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis throughout the periods covered by such statements, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of First Jermyn as of and for the periods ending on the dates thereof, in accordance with generally accepted accounting principles.

                  (c) At the date of each balance sheet included in the First Jermyn Financials or the First Jermyn Regulatory
Reports, neither First Jermyn nor FNBJ (as the case may be) had or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such First
Jermyn Financials or the First Jermyn Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

            Section 3.06 Taxes. (a) First Jermyn and the First Jermyn Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). First Jermyn has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to First Jermyn and all First Jermyn Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from First Jermyn and any First Jermyn Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which
(i) are not delinquent or (ii) are being contested in good faith.

                  (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to First Jermyn or any First Jermyn Subsidiary.

            Section 3.07 No Material Adverse Effect. First Jermyn has not suffered any Material Adverse Effect since December 31, 1996.

            Section 3.08  Contracts.

                  (a) Except as described in First Jermyn's Annual Reports to Shareholders for the years ended December 31, 1994, 1995 and 1996, previously delivered to Upper Valley, or in the footnotes to the audited consolidated financial statements of First Jermyn as of December 31, 1996, and for the three years ended December 31, 1996, neither First Jermyn nor any First
Jermyn Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of First Jermyn or any First Jermyn Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of First Jermyn or any First Jermyn Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of First
Jermyn or any First Jermyn Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any First Jermyn Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which First Jermyn or any First Jermyn Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds;" (vi) any contract (other than this Agreement) limiting the freedom of any First Jermyn Subsidiary to engage in any type of banking or bank-related business permissible under law or (vii) any other material contract.

                  (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 3.08(a) or described in a footnote to such audited consolidated financial statements, have been provided to Upper Valley on or before the date hereof, are listed on the First Jermyn Disclosure Schedule and are in full force and effect on the date hereof and neither
First Jermyn nor any First Jermyn Subsidiary (nor, to the knowledge of First Jermyn, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to First Jermyn. No party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. None of the employees (including officers) of First Jermyn or any First Jermyn Subsidiary, possess the right to terminate their employment as a result of the execution of this Agreement. No plan, employment agreement, termination agreement, or similar agreement or arrangement to which First Jermyn or any First Jermyn Subsidiary is a party or under which First Jermyn or any First Jermyn Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. No such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of First Jermyn or any First
Jermyn Subsidiary absent the occurrence of a subsequent event;
(y) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or
(z) requires First Jermyn or any First Jermyn Subsidiary to provide a benefit in the form of First Jermyn Common Stock or determined by reference to the value of First Jermyn Common
Stock.

            Section 3.09  Ownership of Property; Insurance
Coverage.

                  (a)   First Jermyn and the First Jermyn
Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by First Jermyn or any First Jermyn Subsidiary in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the First Jermyn Regulatory Reports and in the First Jermyn Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the First Jermyn Disclosure Schedule or permitted under Article IV hereof and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. First Jermyn and the First Jermyn Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by First Jermyn and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

                  (b) With respect to all agreements pursuant to which First Jermyn or any First Jermyn Subsidiary has purchased securities subject to an agreement to resell, if any, First
Jermyn or such First Jermyn Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (c)   First Jermyn and the First Jermyn
Subsidiaries currently maintain insurance in amounts considered by First Jermyn to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither First Jermyn nor any First Jermyn Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by First Jermyn or FNBJ under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years First Jermyn has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

            Section 3.10 Legal Proceedings. Neither First Jermyn nor any First Jermyn Subsidiary is a party to any, and there are no pending or, to the best of First Jermyn's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against First Jermyn or any First Jermyn Subsidiary, (ii) to which First Jermyn's or any First Jermyn Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or
(iv) which could adversely affect the ability of First Jermyn to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

            Section 3.11  Compliance With Applicable Law.

                  (a)   First Jermyn and the First Jermyn
Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect.

                  (b) Neither First Jermyn nor any First Jermyn Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that First Jermyn or any First Jermyn Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to First Jermyn or any First Jermyn Subsidiary; (iii) requiring or threatening to require First Jermyn or any First Jermyn Subsidiary, or indicating that First Jermyn or any First Jermyn Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of First Jermyn or any First Jermyn Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of First Jermyn or any First Jermyn Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither First Jermyn nor any First Jermyn Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to Upper Valley.

            Section 3.12 ERISA. First Jermyn has previously made available to Upper Valley true and complete copies of the First Jermyn Employee Benefit Plans, all of which are set forth on the First Jermyn Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of First Jermyn or any First Jermyn Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any First Jermyn Employee Benefit Plans. Neither First Jermyn nor any First
Jermyn Subsidiary, and no pension plan maintained by First Jermyn or any First Jermyn Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) occurred with respect to any such pension plan. With respect to each First Jermyn Employee Benefit Plan that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. With respect to each First Jermyn Employee Benefit Plan, First Jermyn will have made on or prior to the Closing Date, all payments required to be made by it prior to the Closing Date and will have accrued as of the Closing Date all payments due but not yet payable so that there will not have been nor will there be any accumulated funding deficiencies (as defined in ERISA or the Code) or waives of such deficiencies. Neither First Jermyn nor any First Jermyn Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply, and in the past six (6) years have complied, in all material respects with (i) relevant provisions of ERISA and
(ii), in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC
Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by First Jermyn or any First Jermyn Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC
Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to First Jermyn. First Jermyn and the First Jermyn Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. There are no pending actions, claims or lawsuits which have been asserted or instituted against any of First Jermyn's Employee Benefit Plans, the assets of any of the trusts under such Plans, the plan sponsor, the plan administrator or against any fiduciary of any of First Jermyn's Employee Benefit Plans (other than routine benefit claims) nor does First Jermyn have knowledge of facts which could form the basis of any such action, claim or lawsuit. There are no investigations or audits of any of First Jermyn's Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any of First Jermyn's Employee Benefit Plans which have been threatened or instituted nor does First Jermyn's have knowledge of facts which could form the basis for any such investigation or audit. No event has occurred or will occur which will result in liability to First Jermyn in connection with any Employee Benefit Plan established, maintained, or contributed to (currently or previously) by First Jermyn or by any other entity which, together with First Jermyn, constitute elements of either (i) a controlled group of corporations (within the meaning of IRC
Section 414(b)), (ii) a group of trades or businesses under common control (within the meaning of IRC Sections 414(c) or 4001), (iii) an affiliated service group (within the meaning of IRC Section 414(m), or (iv) another arrangement covered by IRC
Section 414(o).

            Section 3.13 Securities Documents. First Jermyn has delivered, or will deliver, to Upper Valley copies of its
(i) annual reports on SEC Form 10-K for the years ended
December 31, 1996, 1995, and 1994, (ii) quarterly reports on SEC Form 10-Q for the quarters ended June 30, 1997, March 31, 1997, September 30, 1996, June 30, 1996 and March 31, 1996, and
(iii) proxy statement dated April 5, 1997 used in connection with its annual meeting of shareholders held in May 1997. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

            Section 3.14 Brokers and Finders. Neither First Jermyn nor any First Jermyn Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, or, except for its commitments disclosed in the First Jermyn Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the First Jermyn Financials.

            Section 3.15 Environmental Matters. To the knowledge of First Jermyn, neither First Jermyn nor any First Jermyn Subsidiary, nor any properties owned or operated by First Jermyn or any First Jermyn Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in or will result in a Material Adverse Effect with respect to First Jermyn. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of First Jermyn, threatened, relating to the liability of any property owned or operated by First Jermyn or any First Jermyn Subsidiary under any Environmental Law.

            Section 3.16 Loan Portfolio. The allowance for loan losses reflected, and to be reflected, in the First Jermyn Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the First Jermyn Financials have been, and will be, established in accordance with the requirements of generally accepted accounting principles and all applicable regulatory criteria. Upper Valley acknowledges that the allowance for loan losses of First Jermyn as of September 30, 1997 reflected or to be reflected in the First Jermyn Regulatory Reports and shown or to be shown on the balance sheets contained in the First Jermyn Financials has been established in accordance with the requirements of generally accepted accounting principles.

            Section 3.17 Information to be Supplied. The information to be supplied by First Jermyn and FNBJ for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by First Jermyn for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

            Section 3.18 Related Party Transactions. Except as disclosed in the footnotes to the First Jermyn Financials, First Jermyn is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of First Jermyn (except a First Jermyn Subsidiary). Any such transaction (a) was made in the ordinary course of business, (b) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of First Jermyn is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither First Jermyn nor FNBJ has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by FNBJ is inappropriate.

            Section 3.19 Schedule of Termination Benefits. The First Jermyn Disclosure Schedule includes a schedule of a good faith estimate of the present value as of December 31, 1997 of termination benefits and related payments that would be payable to the executive officers identified thereon, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any other pension benefit or welfare benefit plan maintained by First Jermyn solely for the benefit of officers of First Jermyn or First Jermyn Subsidiaries (the "First Jermyn Benefits Schedule"), assuming their employment is terminated as of December 31, 1997 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans. The present value of the termination benefits and related payments specified, including required gross-up payments under
Section 280G of the IRC, on the First Jermyn Benefit Schedule with respect to each named individual (based on a 6% per annum discount factor) is true and correct in all material respects.

            Section 3.20 Loans. Each loan reflected as an asset in the First Jermyn Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on First Jermyn.

            Section 3.21 Quality of Representations. The representations made by First Jermyn in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                                  ARTICLE IV
                           COVENANTS OF THE PARTIES

            Section 4.01  Conduct of Business.

                  (a)   From the date of this Agreement to the
Closing Date, Upper Valley and each Upper Valley Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required by this Agreement or with the written consent of First Jermyn.
Upper Valley will use its reasonable good faith efforts, and will cause NBO to use its reasonable good faith efforts, to
(i) preserve its business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for itself the good will of customers of Upper Valley and Upper Valley Subsidiaries and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by First Jermyn in writing or as permitted or required by this Agreement, Upper Valley will not, and Upper Valley will not permit any Upper Valley Subsidiary to:

                        (i)  amend or change any provision of its
      articles of incorporation or association, charter, or bylaws;

                        (ii)  change the number of authorized or
      issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) Upper Valley may issue shares of Upper Valley Common Stock upon the valid exercise, subject to the terms of the letter agreement attached hereto as Exhibit 1, of presently outstanding options to acquire Upper Valley Common Stock under the Upper Valley Stock Option Plans and
      (B) Upper Valley may pay a regular quarterly cash dividend, not to exceed $.22 per share of Upper Valley Common Stock outstanding; after the date of this Agreement, First Jermyn and Upper Valley shall consult with and coordinate with the other the payment of dividends with respect to First Jermyn Common Stock and Upper Valley Common Stock and the record and payment dates relating thereto, it being the intention of First Jermyn and Upper Valley that holders of Upper Valley Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Upper Valley Common Stock; subject to applicable regulatory restrictions, if any, NBO may pay a cash dividend, in the aggregate, sufficient to fund any dividend by Upper Valley permitted hereunder;

                        (iii) grant any severance or termination pay (other than pursuant to written policies or written agreements of Upper Valley or Upper Valley Subsidiaries in effect on the date hereof and provided to First Jermyn prior to the date hereof) to, or enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director of Upper Valley or any Upper Valley Subsidiary, except for routine periodic increases, individually and in the aggregate, in accordance with past practice, or hire or agree to hire any additional employees, except for hiring in accordance with past practice;

                        (iv)  merge or consolidate Upper Valley or
      any Upper Valley Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of Upper Valley or any Upper Valley Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between any Upper Valley Subsidiary and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Upper Valley Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                        (v) sell or otherwise dispose of the capital stock of NBO or sell or otherwise dispose of any asset of Upper Valley or of any Upper Valley Subsidiary other than in the ordinary course of business consistent with past practice or upon the valid exercise, subject to the terms of the letter agreement attached hereto as Exhibit 1, of presently outstanding options to acquire Upper Valley Common Stock under the Upper Valley Stock Option Plans; subject any asset of Upper Valley or of any Upper Valley Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                        (vi)  take any action which would result in
      any of the representations and warranties of Upper Valley set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied;

                        (vii)  change any method, practice or
      principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Upper Valley or NBO;

                        (viii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which Upper Valley or any Upper Valley Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                        (ix)  implement any pension, retirement,
      profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost; provided, however, that Upper Valley may contribute to the Upper Valley pension plan an amount not to exceed the minimum amount required under ERISA or the IRC only if (A) such amount is usual and ordinary, consistent with past practice and (B) the full amount of such contribution will be deductible by Upper Valley for federal tax purposes;

                        (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard &
      Poor's Corporation or Moody's Investor Services, Inc., except in the ordinary course of business consistent with past practice;

                        (xi)  make any new loan or other credit
      facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $1,000,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $1,000,000, except for any commitment disclosed on the Upper Valley Disclosure Schedule; provided that First Jermyn will not unreasonably withhold its consent with respect to any request by Upper Valley for permission to increase, compromise, extend, renew or modify any loan subject to this provision;

                        (xii)  except as set forth on the Upper
      Valley Disclosure Schedule, enter into, renew, extend or modify any other transaction with any Affiliate other than NBO;

                        (xiii)  enter into any interest rate swap or
      similar commitment, agreement or arrangement;

                        (xiv)  except for the execution of this
      Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

                        (xv)  intentionally and knowingly take any
      action that would preclude satisfaction of the condition to closing contained in Section 5.02(k) relating to financial accounting treatment of the Merger; or

                        (xvi)  agree to do any of the foregoing.

            For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for Upper Valley or any Upper Valley Subsidiary to do any of the following: (i) make any capital expenditure of $25,000 or more not disclosed on Upper Valley Disclosure Schedule 4.01, without the prior written consent of First Jermyn; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $25,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, or transactions in the investment securities portfolio by Upper Valley or a Upper Valley Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Upper Valley or any Upper Valley Subsidiary of more than $25,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

                  (b)   From the date of this Agreement to the
Closing Date, First Jermyn and each First Jermyn Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course of business and consistent with past practice and policies, except as otherwise required by this Agreement or with the written consent of Upper Valley. First Jermyn will use its reasonable good faith efforts, and will cause FNBJ to use its reasonable good faith efforts, to
(i) preserve its business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for itself the good will of customers of First Jermyn and First Jermyn Subsidiaries and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Upper Valley in writing or as permitted or required by this Agreement, First Jermyn will not, and First Jermyn will not permit any First Jermyn Subsidiary to:

                        (i)  amend or change any provision of its
      articles of incorporation or association, charter, or bylaws, except as expressly contemplated by this Agreement;

                        (ii)  change the number of authorized or
      issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that First Jermyn may pay a regular semi-annual cash dividend, not to exceed $.70 per share of First Jermyn Common Stock outstanding; after the date of this Agreement, First Jermyn and Upper Valley shall consult with and coordinate with the other the payment of dividends with respect to First Jermyn Common Stock and Upper Valley Common Stock and the record and payment dates relating thereto, it being the intention of First Jermyn and Upper Valley that holders of Upper Valley Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Upper Valley Common Stock; subject to applicable regulatory restrictions, if any, FNBJ may pay a cash dividend, in the aggregate, sufficient to fund any dividend by First Jermyn permitted hereunder;

                        (iii) grant any severance or termination pay (other than pursuant to written policies or written agreements of First Jermyn or First Jermyn Subsidiaries in effect on the date hereof and provided to Upper Valley prior to the date hereof) to, or enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director of First Jermyn or any First Jermyn Subsidiary, except for routine periodic increases, individually and in the aggregate, in accordance with past practice, or hire any additional employees, except in accordance with past practice;

                        (iv)  merge or consolidate First Jermyn or
      any First Jermyn Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of First Jermyn or any First Jermyn Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between any First Jermyn Subsidiary and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any First Jermyn Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                        (v) sell or otherwise dispose of the capital stock of FNBJ or sell or otherwise dispose of any asset of First Jermyn or of any First Jermyn Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of First Jermyn or of any First Jermyn Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                        (vi)  take any action which would result in
      any of the representations and warranties of First Jermyn set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied;

                        (vii)  change any method, practice or
      principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating First Jermyn or FNBJ;

                        (viii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which First Jermyn or any First Jermyn Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                        (ix)  implement any pension, retirement,
      profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost;

                        (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard &
      Poor's Corporation or Moody's Investor Services, Inc., except in the ordinary course of business consistent with past practice;

                        (xi)  make any new loan or other credit
      facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $1,000,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $1,000,000, except for any commitment disclosed on the First Jermyn Disclosure Schedule; provided that Upper Valley will not unreasonably withhold its consent with respect to any request by First Jermyn for permission to increase, compromise, extend, renew or modify any loan subject to this provision;

                        (xii)  except as set forth on the First
      Jermyn Disclosure Schedule, enter into, renew, extend or modify any other transaction with any Affiliate other than FNBJ;

                        (xiii)  enter into any interest rate swap or
      similar commitment, agreement or arrangement;

                        (xiv)  except for the execution of this
      Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

                        (xv)  intentionally and knowingly take any
      action that would preclude satisfaction of the condition to closing contained in Section 5.02(k) relating to financial accounting treatment of the Merger; or

                        (xvi)  agree to do any of the foregoing.

            For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for First Jermyn or any First Jermyn Subsidiary to do any of the following: (i) make any capital expenditure of $25,000 or more not disclosed on First Jermyn Disclosure Schedule 4.01, without the prior written consent of Upper Valley; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $25,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, or transactions in the investment securities portfolio by First Jermyn or a First Jermyn Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by First Jermyn or any First Jermyn Subsidiary of more than $25,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

            Section 4.02  Access; Confidentiality.

                  (a) From the date of this Agreement through the Closing Date, Upper Valley or First Jermyn, as the case may be, shall afford to, and shall cause each Upper Valley Subsidiary or First Jermyn Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice for the purpose of undertaking a comprehensive due diligence investigation; and the officers of Upper Valley and First Jermyn will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

                  (b) Upper Valley and First Jermyn each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

                  (c)   In addition to the access permitted by
subparagraph (a) above, from the date of this Agreement through the Closing Date, each of First Jermyn and Upper Valley shall permit employees of the other reasonable access to and participation in matters relating to problem loans, loan restructurings and loan work-outs, provided that nothing contained in this subparagraph shall be construed to grant First Jermyn or Upper Valley or any of their respective employees any final decision-making authority with respect to such matters.

                  (d) If the transactions contemplated by this Agreement shall not be consummated, Upper Valley and First Jermyn will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. Upper Valley and First Jermyn shall each give prompt notice to the other party of any contemplated disclosure where such disclosure is so legally required.

            Section 4.03  Regulatory Matters and Consents.

                  (a) First Jermyn and Upper Valley will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

                  (b) Upper Valley will furnish First Jermyn with all information concerning Upper Valley and Upper Valley
Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of First Jermyn to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

                  (c) First Jermyn will promptly furnish Upper Valley with copies of all material written communications to, or received by First Jermyn or any First Jermyn Subsidiary from, any Regulatory Authority in respect of the transactions contemplated hereby.

                  (d)   First Jermyn will furnish Upper Valley with
(i) copies of all Applications prior to filing with any Regulatory Authority and provide Upper Valley a reasonable opportunity to suggest changes to such Applications, which suggested changes First Jermyn may, in its reasonable discretion accept or reject, (ii) copies of all Applications filed by First Jermyn and (iii) copies of all documents filed by First Jermyn under the Exchange Act.

                  (e) Upper Valley will cooperate with First Jermyn in the foregoing matters and will furnish First Jermyn with all information concerning Upper Valley and Upper Valley Subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Registration Statement and any report filed with the SEC) made by or on behalf of First
Jermyn to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, Upper Valley will provide certificates and other documents reasonably requested by First Jermyn.

            Section 4.04  Taking of Necessary Action.

                  (a) First Jermyn and Upper Valley shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to
(i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 4.03 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the Bank Merger including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither Upper Valley nor any Upper Valley Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of First Jermyn, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger and the Bank Merger pursuant to this Agreement and the Bank Plan of Merger; provided that nothing herein contained shall preclude First Jermyn or Upper Valley from exercising its rights under this Agreement.

                  (b) Upper Valley and First Jermyn shall promptly prepare a Prospectus/Proxy Statement to be mailed to their respective shareholders in connection with the meetings of their respective shareholders and transactions contemplated hereby, and to be filed by First Jermyn with the SEC in the Registration Statement, which Prospectus/Proxy statement shall conform in all material respects to all applicable legal requirements. First Jermyn shall, as promptly as practicable following the preparation thereof, file the Registration Statement with the SEC and Upper Valley and First Jermyn shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. First Jermyn will advise Upper Valley, promptly after First Jermyn receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. First
Jermyn shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. First Jermyn will provide Upper Valley with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as Upper Valley may reasonably request.

            Section 4.05  Certain Agreements.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, whether or not brought by or in the name of Upper Valley, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of Upper Valley or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Upper Valley, any of the Upper Valley's Subsidiaries or any of their respective predecessors (including in such person's capacity is a trustee of any pension plan of Upper Valley or NBO) or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the maximum extent permitted by the BCL and the Articles of Incorporation and Bylaws of Upper Valley. On or after the Effective Date, First Jermyn shall indemnify, defend and hold harmless all prior and then-existing directors and officers of Upper Valley and NBO (including in such person's capacity as a trustee of any pension plan of Upper Valley or
NBO), against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of First Jermyn which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether or not brought by or in the name of Upper Valley, based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Upper Valley or any Upper Valley Subsidiary, whether pertaining to any matter existing or occurring at or prior to or after the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the same extent as such officer, director or employee may be indemnified by Upper Valley or NBO as of the date hereof including the right to advancement of expenses, provided, however, that any such officer, director or employee of Upper Valley or NBO may not be indemnified by First Jermyn and/or FNBJ if such indemnification is prohibited by applicable law.

                  (b) First Jermyn shall maintain Upper Valley's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms generally no less favorable, including First Jermyn's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of five years after the Effective Date; provided, however, that in no event shall First Jermyn be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.05(b), any amount per annum in excess of 150% of the amount of the annual premiums paid as of the date hereof by Upper Valley for such insurance
(the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, First Jermyn shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

                  (c) First Jermyn agrees to honor and First Jermyn agrees to cause FNBJ to honor all terms and conditions of all existing employment contracts and special termination agreements disclosed in the Upper Valley Disclosure Schedule.

            Section 4.06 No Other Bids and Related Matters. So long as this Agreement remains in effect, without the consent of the other, each of First Jermyn and Upper Valley shall not, nor shall either of them permit any Subsidiary or any other Affiliate or any officer, director or employee of any of them, or any investment banker, attorney, accountant or other representative retained by either of them, any Subsidiary or any other Affiliate to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries, or other communications from, any person other than the other concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of First Jermyn or Upper Valley, any Subsidiary, or any assets or business thereof (except that their respective officers may respond to inquiries from analysts, Regulatory Authorities and holders of First Jermyn Common Stock or Upper Valley Common Stock, as the case may be, in the ordinary course of business). Each of First Jermyn and Upper Valley shall notify the other immediately if (i) any such discussions or negotiations are sought to be initiated with them by any other person, or
(ii) if any such requests for information, inquiries, proposals or communications are received from any other person, except analysts, Regulatory Authorities and holders of First Jermyn Common Stock or Upper Valley Common Stock in the ordinary course of business.

            Section 4.07 Duty to Advise; Duty to Update Upper Valley's Disclosure Schedule. Upper Valley shall promptly advise First Jermyn of any change or event having a Material Adverse Effect on it or on any Upper Valley Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Upper Valley shall update Upper Valley's Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Upper Valley Disclosure Schedule. The delivery of such updated Disclosure Schedule shall not relieve Upper Valley from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 5.02(c) hereof.

            Section 4.08 Board and Committee Minutes. Each of First Jermyn and Upper Valley shall provide the other, within 30 days after any meeting of the Board of Directors of First Jermyn or Upper Valley or any Subsidiary, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within 30 days of the Closing Date, such minutes shall be provided prior to the Closing Date.

            Section 4.09  Additional Undertakings by First Jermyn
and Upper Valley.

                  (a) From and after the date of this Agreement, Upper Valley shall:

                        (i)  Approval of Bank Plan of Merger.
      Approve the Bank Plan of Merger as sole shareholder of NBO and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by NBO;

                        (ii)  Reserves and Merger-Related Costs.  On
      or before the Effective Date, establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of Upper Valley to those of First Jermyn (as such practices and methods are to be applied to Upper Valley from and after the Closing Date) and First Jermyn's plans with respect to the conduct of the business of Upper Valley following the Merger and otherwise to reflect Merger-related expenses and costs incurred by Upper Valley, provided, however, that Upper Valley shall not be required to take such action (A) other than immediately prior to Closing; and (B) unless First Jermyn agrees in writing that all conditions to closing set forth in
      Section 5.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by First Jermyn of the writing referred to in the preceding clause, Upper Valley shall provide First Jermyn a written statement, certified without personal liability by the chief executive officer of Upper Valley and dated the date of such writing, that the representation made in
      Section 2.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by Upper Valley or any Upper Valley Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of
      Section 6.01 hereof.

                  (b) From and after the date of this Agreement, First Jermyn shall:

                        (i)  Approval of Bank Plan of Merger.
      Approve the Bank Plan of Merger as sole shareholder of FNBJ and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger.

                  (c) From and after the date of this Agreement, First Jermyn and Upper Valley shall each:

                        (i)  Shareholders Meetings.  Submit this
      Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and use their respective best efforts to cause their Boards of Director to unanimously recommend approval of this Agreement to their respective shareholders;

                        (ii)  Filings and Approvals.  Cooperate with
      the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Registration Statement and related filings under state securities laws covering the First Jermyn Common Stock to be issued pursuant to the Merger, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger and the Bank Merger, and (D) all other documents contemplated by this Agreement;

                        (iii)  Committee Meetings.  Permit a
      representative of the other, who is reasonably acceptable to it, to attend all committee meetings of its management, including, without limitation, any loan or asset/liability committee. Each party shall respond reasonably and in good faith to any request of the other to permit a representative, who is reasonably acceptable to it, to attend any meeting of its Board of Directors or the Executive Committee thereof;

                        (iv)  Public Announcements.  Cooperate and
      cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to their respective shareholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems legally necessary;

                        (v) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                        (vi)  Maintenance of Books and Records.
      Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                        (vii)  Delivery of Securities Documents.
      Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof;

                        (viii)  Taxes.  File all federal, state, and
      local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due;

                        (ix)  List of Nonperforming Assets.  Provide
      the other, within ten (10) days of the end of each calendar month, a written list of its nonperforming assets (as defined in Section 6.01(c) or 6.01(d), as the case may be) as of the end of such month; and

                        (x)  Timely Review.  If requested by the
      other at the requesting party's sole expense, cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 71, and to issue their report on such financial statements as soon as is practicable thereafter.

            Section 4.10  Employee Benefits and Termination
Benefits.

                  (a)   Employee Benefits.  On and after the
Effective Date, the employee pension and welfare benefit plans of First Jermyn and Upper Valley may, at First Jermyn's election and subject to the requirements of the IRC, continue to be maintained separately or consolidated, provided, however, that Upper Valley employees shall receive benefits at least as favorable, in the aggregate, as the benefits to which they were entitled on December 31, 1996. In the event of a consolidation of any or all of such plans or in the event of termination of the Upper Valley benefit plans, Upper Valley and NBO employees shall receive credit for service with Upper Valley or NBO under any First Jermyn benefit plan, or new First Jermyn benefit plan in which such employees would be eligible to enroll for purposes of eligibility and vesting determination but not for purposes of benefit accrual.

                  (b) Termination Benefits. Upper Valley shall cause to be delivered to First Jermyn concurrently with the execution of this Agreement with respect to each individual named on the Upper Valley Benefits Schedule included in the Upper Valley Disclosure Schedule, the written acknowledgment of each such individual in the form attached hereto as Exhibit 5 pursuant to which each such individual agrees and acknowledges that the dollar amount set forth opposite such individual's name on such Benefits Schedule is a good faith estimate of the entire amount that would be due to such individual under any employment agreement, special termination agreement, supplemental executive retirement plan, deferred bonus plan, deferred compensation plan, salary continuation plan, or any other benefit or welfare plan maintained by Upper Valley solely for the benefit of officers of Upper Valley or Upper Valley Subsidiaries assuming a termination of such individual's employment on December 31, 1997, subsequent to the Closing Date. Upper Valley and First Jermyn acknowledge and agree that the amounts shown on the Upper Valley Benefits Schedule and the letter of acknowledgement for each officer named herein reflect a good faith estimate of the amounts that will be payable to such individuals under the circumstances described and may be subject to adjustment upon an actual termination of employment in order to reflect increases in such individuals' compensation and benefit plans consistent with past practices for routine periodic increases.

            Section 4.11 Duty to Advise; Duty to Update First Jermyn's Disclosure Schedule. First Jermyn shall promptly advise Upper Valley of any change or event having a Material Adverse Effect on it or on any First Jermyn Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. First Jermyn shall update First Jermyn's Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the First Jermyn Disclosure Schedule. The delivery of such updated Disclosure Schedule shall not relieve First Jermyn from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 5.01(c) hereof.

                                   ARTICLE V
                                  CONDITIONS

            Section 5.01 Conditions to Upper Valley's Obligations under this Agreement. The obligations of Upper Valley hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Upper
Valley pursuant to Section 7.03 hereof:

                  (a) Corporate Proceedings. All action required to be taken by, or on the part of, First Jermyn and FNBJ to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by First Jermyn and FNBJ; and Upper Valley shall have received certified copies of the resolutions evidencing such authorizations;

                  (b) Covenants. The obligations and covenants of First Jermyn required by this Agreement to be performed by First
Jermyn at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

                  (c)   Representations and Warranties.  The
representations and warranties of First Jermyn set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty
(i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect with respect to First Jermyn;

                  (d) Approvals of Regulatory Authorities. First Jermyn shall have received all required approvals of Regulatory Authorities of the Merger, and delivered copies thereof to Upper Valley; and all notice and waiting periods required thereunder shall have expired or been terminated;

                  (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

                  (f)   No Material Adverse Effect.  Since
December 31, 1996, there shall not have occurred any Material
Adverse Effect with respect to First Jermyn;

                  (g) Officer's Certificate. First Jermyn shall have delivered to Upper Valley a certificate, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

                  (h) Opinion of First Jermyn's Counsel. Upper Valley shall have received an opinion of Stevens & Lee, counsel to First Jermyn, dated the Closing Date, in form and substance reasonably satisfactory to Upper Valley and its counsel to the effect set forth on Exhibit 6 attached hereto;

                  (i) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

                  (j)   Tax Opinion.  Upper Valley shall have
received an opinion of Stevens & Lee, in form and substance reasonably satisfactory to Upper Valley and its counsel to the effect set forth on Exhibit 7 attached hereto;

                  (k)   Approval of Upper Valley's Shareholders.
This Agreement shall have been approved by the shareholders of Upper Valley by such vote as is required under Upper Valley's articles of incorporation and bylaws and by law;

                  (l) Investment Banking Opinion. Upper Valley shall have received an oral opinion from a financial adviser on or before the date of this Agreement, and updated in writing as of a date within five (5) days of mailing the Prospectus/Proxy Statement, to the effect that the consideration to be received by shareholders of Upper Valley pursuant to this Agreement is fair, from a financial point of view, to such shareholders; and

                  (m) First Jermyn Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of First Jermyn shall have been amended to read in their entirety as set forth on
Exhibit 4.

                  (n) Pooling Letter. First Jermyn shall have received an opinion from KPMG Peat Marwick, LLP to the effect that the Merger will be treated as a "pooling of interests" for financial accounting purposes;

                  (o) Upper Valley's Dissenting Shareholders. Upper Valley shareholders owning 9% or more of the issued and outstanding shares of Upper Valley Common Stock shall not have asserted and duly perfected dissenters' rights with respect to Upper valley Common Stock pursuant to the BCL;

            Section 5.02 Conditions to First Jermyn's Obligations under this Agreement. The obligations of First Jermyn hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by First
Jermyn pursuant to Section 7.03 hereof:

                  (a) Corporate Proceedings. All action required to be taken by, or on the part of, Upper Valley and NBO to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by Upper Valley and NBO; and First Jermyn shall have received certified copies of the resolutions evidencing such authorizations;

                  (b) Covenants. The obligations and covenants of Upper Valley, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

                  (c)   Representations and Warranties.  The
representations and warranties of Upper Valley set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty
(i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Upper Valley;

                  (d) Approvals of Regulatory Authorities. First Jermyn shall have received all required approvals of Regulatory Authorities for the Merger, without the imposition of any term or condition that would have a Material Adverse Effect on First
Jermyn upon completion of the Merger; and all notice and waiting periods required thereunder shall have expired or been terminated;

                  (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

                  (f)   No Material Adverse Effect.  Since
December 31, 1996, there shall not have occurred any Material
Adverse Effect with respect to Upper Valley;

                  (g) Officer's Certificate. Upper Valley shall have delivered to First Jermyn a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.02 have been satisfied, to the best knowledge of the officer executing the same;

                  (h) Opinions of Upper Valley's Counsel. First Jermyn shall have received an opinion of Blank Rome Comisky & McCauley, counsel to Upper Valley, dated the Closing Date, in form and substance reasonably satisfactory to First Jermyn and its counsel to the effect set forth on Exhibit 8 attached hereto;

                  (i) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

                  (j)   Tax Opinion.  First Jermyn shall have
received an opinion of Stevens & Lee, its counsel, substantially to the effect set forth on Exhibit 6 attached hereto;

                  (k)   Approval of First Jermyn's Shareholders.
This Agreement shall have been approved by the shareholders of First Jermyn by such vote as is required by law;

                  (l) Investment Banking Opinion. First Jermyn shall have received an oral opinion from a financial advisor on or before the date of this Agreement, and updated in writing as of a date within five (5) days of mailing the Prospectus/Proxy Statement, to the effect that the Merger is fair, from a financial point of view, to the shareholders of First Jermyn;

                  (m) First Jermyn Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of First Jermyn shall have been amended to read in their entirety as set forth on
Exhibit 4;

                  (n) Pooling Letter. First Jermyn shall have received an opinion from KPMG Peat Marwick, LLP to the effect that the Merger will be treated as a "pooling of interests" for financial accounting purposes;

                  (o) Upper Valley's Dissenting Shareholders. Upper Valley shareholders owning 9% or more of the issued and outstanding shares of Upper Valley common stock shall not have asserted and duly perfected dissenters rights with respect to Upper Valley common stock pursuant to the BCL;

                  (p)   Advisor Fees.  Upper Valley shall have
received a written acknowledgement from Fox-Pitt Kelton, Inc. that no additional amounts are due for services performed for or on behalf of Upper Valley or otherwise under the engagement letters dated April 17, 1996 and July 9, 1996, respectively.

                                  ARTICLE VI
                       TERMINATION, WAIVER AND AMENDMENT

            Section 6.01  Termination.  This Agreement may be
terminated on or at any time prior to the Closing Date:

                  (a) By the mutual written consent of the parties hereto;

                  (b)   By First Jermyn or Upper Valley:

                        (i)  if, in the case of termination by Upper
      Valley, there shall have been any breach of any representation or warranty of First Jermyn which results in a Material Adverse Effect with respect to First Jermyn, on the one hand, or, in the case of termination by First
      Jermyn, there shall have been any breach of any representation or warranty of Upper Valley which results in a Material Adverse Effect with respect to Upper Valley, on the other hand, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

                        (ii) if, in the case of termination by Upper Valley, there shall have been any breach of any material covenant or other obligation of First Jermyn, on the one hand, or, in the case of termination by First Jermyn, there shall have been any breach of any material covenant or other obligation of Upper Valley, on the other hand, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

                        (iii)  if the Closing Date shall not have
      occurred on or before June 30, 1998, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

                        (iv)  if either party has been informed in
      writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

                  (c)   By First Jermyn, if the amount of
nonperforming assets of Upper Valley and the Upper Valley Subsidiaries, at the Closing Date, increases by more than $1,000,000 over the amount of such nonperforming assets as of September 30, 1997 (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructurings" (as defined in Statement of Financial Accounting Standards 15) or loans which are otherwise restructured, excluding, in each case, restructured loans the terms and conditions of which were approved in writing in advance by First Jermyn, (ii) loans on nonaccrual, including loans placed on nonaccrual that may have been previously restructured with First Jermyn's approval, (iii) real estate owned, and/or (iv) real estate construction loans on interest reserve which have been extended as to maturity at least once); or

                  (d)   By Upper Valley, if the amount of
nonperforming assets of First Jermyn and the First Jermyn Subsidiaries, at the Closing Date, increases by more than $1,000,000 over the amount of such nonperforming assets as of September 30, 1997 (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructurings" (as defined in Statement of Financial Accounting Standards 15) or loans which are otherwise restructured, excluding, in each case, restructured loans the terms and conditions of which were approved in writing in advance by Upper Valley, (ii) loans on nonaccrual, including loans placed on nonaccrual that may have been previously restructured with Upper Valley's approval, (iii) real estate owned, and/or (iv) real estate construction loans on interest reserve which have been extended as to maturity at least once).

            Section 6.02 Effect of Termination. If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(d), Section 6.03 and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of First Jermyn or Upper Valley to the other, except for any liability arising out of any breach of any covenant or other agreement contained in this Agreement.

            Section 6.03  Termination Fees.

                  (a) If, within 18 calendar months following the date of termination of this Agreement, a Person other than First Jermyn or an Affiliate of First Jermyn, enters into an agreement with Upper Valley or NBO pursuant to which such Person or Affiliate would (i) merge or consolidate, or enter into any similar transaction, with Upper Valley or NBO, (ii) acquire all or substantially all of the assets of Upper Valley or NBO, or
(iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of Upper Valley Common Stock or NBO common stock, then Upper Valley shall immediately pay to First Jermyn a fee of $1.5 million, which fee shall include reimbursement to First Jermyn for its costs and expenses, including legal fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby. Nothing in this Section 6.03 shall constitute a waiver or limitation, in whole or in part, of any legal or equitable rights which First Jermyn may possess against any Person or Affiliate relating to this Agreement or the Affiliate Agreement, or relating to First Jermyn's relationship with Upper Valley or for any act or omission of such Person or Affiliate, including any tortious interference with this Agreement or the Affiliate Agreement or otherwise wrongfully inducing or causing any breach of any such agreement. The provisions of this Section 6.03(a) shall not apply in the event of termination of this Agreement pursuant to (i) Section 6.01(a), (ii) Section 6.01(b)(i) or (ii) on account of an unremedied material breach by First Jermyn,
(iii) Section 6.01(b)(iii) or (iv) (unless in either case the failure of such occurrence shall be due to the failure of Upper Valley to perform or observe any of its agreements set forth in this Agreement required to be performed or observed by Upper
Valley on or before the Closing Date), or (iv) Section 6.01(d).

                  (b) If, within 18 calendar months following the date of termination of this Agreement, a Person other than Upper Valley or an Affiliate of Upper Valley, enters into an agreement with First Jermyn or FNBJ pursuant to which such Person or Affiliate would (i) merge or consolidate, or enter into any similar transaction, with First Jermyn or FNBJ, (ii) acquire all or substantially all of the assets of First Jermyn or FNBJ, or
(iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of First Jermyn Common Stock or FNBJ common stock, then First Jermyn shall immediately pay to Upper Valley a fee of $1.5 million, which fee shall include reimbursement to Upper Valley for its costs and expenses, including legal fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby. Nothing in this Section 6.03 shall constitute a waiver or limitation, in whole or in part, of any legal or equitable rights which Upper Valley may possess against any Person or Affiliate relating to this Agreement or the Affiliate Agreement, or relating to Upper Valley's relationship with First Jermyn or for any act or omission of such Person or Affiliate, including any tortious interference with this Agreement or the Affiliate Agreement or otherwise wrongfully inducing or causing any breach of any such agreement. The provisions of this Section 6.03(a) shall not apply in the event of termination of this Agreement pursuant to (i) Section 6.01(a), (ii) Section 6.01(b)(i) or (ii) on account of an unremedied material breach by Upper Valley,
(iii) Section 6.01(b)(iii) or (iv) (unless in either case the failure of such occurrence shall be due to the failure of First Jermyn to perform or observe any of its agreements set forth in this Agreement required to be performed or observed by Upper
Valley on or before the Closing Date), or (iv) Section 6.01(c).

                  (c) The provisions of this Section 6.03 shall not apply in the event of a merger, consolidation or similar transaction involving First Jermyn or Upper Valley, as the case may be, in which (i) persons who were members of the Board of Directors of First Jermyn or Upper Valley, as the case may be, immediately prior to such termination continue to constitute at least a majority of the members of the Board of Directors of the surviving or resulting entity following completion of such transaction and (ii) shareholders of First Jermyn or Upper
Valley, as the case may be, immediately prior to such transaction continue to own at least a majority of the outstanding voting securities of the surviving or resulting entity immediately following completion of such transaction.

                                  ARTICLE VII
                                 MISCELLANEOUS

            Section 7.01 Expenses. Except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

            Section 7.02 Non-Survival of Representations and Warranties. All representations, warranties, agreements and covenants set forth in this Agreement, shall terminate on the Closing Date, except for covenants to be performed after the Closing Date, which will continue until performed.

            Section 7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may
(a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise. This
Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            Section 7.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 1.02(d)(i) and (iii), 1.02(f), 1.02(g), 4.05, and 4.10(a) and (b) with respect to indemnification, employee benefits and certain other matters.

            Section 7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

            Section 7.06  Notices.  All notices or other
communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

                  (a)   If to First Jermyn, to:
                        The First Jermyn Corp.
                        645 Washington Avenue
                        P.O. Box 39
                        Jermyn, Pennsylvania  18433-0039

                        Attention:  William M. Davis, President and
                                        Chief Executive Officer

                        Telecopy No.:  (717) 876-5209

                        with a copy to:

                        Stevens & Lee
                        111 North Sixth Street
                        Reading, Pennsylvania  19601

                        Attention:  Joseph M. Harenza, Esquire and
                                      David W. Swartz, Esquire

                        Telecopy No.:  (610) 376-5610

                  (b)   If to Upper Valley, to:

                        Upper Valley Bancorp, Inc.
                        114-116 Lackawanna Avenue
                        Olyphant, Pennsylvania  18447-0010

                        Attention:  Saul Kaplan
                                      Chairman Emeritus

                        Telecopy No.:  (717) 383-2710

                        with copies to:

                        Blank Rome Comisky & McCauley
                        One Logan Square
                        Philadelphia, Pennsylvania 19103

                        Attention:  Frederick A. Lipman, Esquire

                        Telecopy No.:  (215) 569-5628

            Section 7.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

            Section 7.08  Counterparts.  This Agreement may be
executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            Section 7.09  Severability.  If any provision of this
Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            Section 7.10  Governing Law.  This Agreement shall be
governed by and construed in accordance with the domestic internal law (without regard to the law of conflicts of law) of the Commonwealth of Pennsylvania.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    THE FIRST JERMYN CORP.

                                    By_________________________________


                                    UPPER VALLEY BANCORP, INC.

                                    By_________________________________

      The following members of the Board of Directors of Upper Valley hereby acknowledge, without personal liability with respect to any representation, warranty, covenant or agreement made by Upper Valley, their approval of the foregoing Agreement this _____ day of October, 1997.

                                    __________________________________

                                    __________________________________

                                    __________________________________

                                    __________________________________

                                    __________________________________

                                    __________________________________

                                    __________________________________

                                    __________________________________

                                    __________________________________

                                    __________________________________

                                    __________________________________

                                    __________________________________

      The following members of the Board of Directors of First Jermyn hereby acknowledge, without personal liability with respect to any representation, warranty, covenant or agreement made by First Jermyn, their approval of the foregoing Agreement this _____ day of October, 1997.

______________________________     _____________________________

______________________________     _____________________________

______________________________     _____________________________

______________________________     _____________________________

______________________________     _____________________________

______________________________

                                                                  Exhibit 1


                               October 15, 1997



The First Jermyn Corp.
645 Washington Avenue
Jermyn, Pennsylvania  18433

Ladies and Gentlemen:

      The First Jermyn Corp. ("First Jermyn") and Upper Valley Bancorp, Inc. ("Upper Valley") desire to enter into an agreement dated October 15, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) Upper Valley will merge with and into Jermyn with Jermyn surviving the merger, and (b) shareholders of Upper Valley will receive common stock of Jermyn in exchange for common stock of Upper Valley outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

      First Jermyn has required, as a condition to its execution and delivery to Upper Valley of the Agreement, that the undersigned, being directors, executive officers and major shareholders of Upper Valley, execute and deliver to First Jermyn this Letter Agreement.

      Each of the undersigned, in order to induce First Jermyn to execute and deliver to Upper Valley the Agreement, hereby irrevocably:

            (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of Upper Valley called to vote for approval of the Merger so that all shares of common stock of Upper Valley then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Upper Valley);

            (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Upper Valley, to approve or adopt the Agreement;

            (c) Agrees not to take any actions that would prevent or hinder the Merger from being consummated;

            (d) Agrees not to solicit or initiate any negotiations or discussions with any party other than First Jermyn with respect to any offer, sale, transfer or other disposition of, any shares of common stock of Upper Valley now or hereafter owned by the undersigned;

            (e) Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of First Jermyn received in the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such First Jermyn common stock is effective and a prospectus is made available under the Securities Act,
(ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to First Jermyn or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act; and acknowledges and agrees that First Jermyn is under no obligation to register the sale, transfer or other disposition of First Jermyn common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

            (f) Notwithstanding the foregoing, agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of Upper Valley or of common stock of First Jermyn, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of First Jermyn and Upper Valley have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies;

            (g) Agrees that First Jermyn shall not be bound by any attempted sale of any shares of First Jermyn common stock, and First Jermyn's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of First Jermyn common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

            (h) Acknowledges and agrees that the provisions of subparagraphs (f), (g) and (h) hereof also apply to shares of First Jermyn common stock received in the Merger (or any shares of Upper Valley common stock or of First Jermyn common stock, whether or not received in the Merger, for the period referred to in subparagraph (g) above) owned by (i) his or her spouse,
(ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

            (i) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of common stock of First Jermyn to be received in the Merger prior to expiration of the time period referred to in subparagraph (g) hereof; and

            (j) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

      The obligations set forth herein shall terminate
concurrently with any termination of the Agreement.
                           ________________________

      This Letter Agreement may be executed in two or more
counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.
                           ________________________

      This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.
                           ________________________

      The undersigned intend to be legally bound hereby.


                                    Sincerely,

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                                      Exhibit 2



                               October 15, 1997



Upper Valley Bancorp, Inc.
114-116 Lackawanna Avenue
Olyphant, Pennsylvania 18447-0010

Ladies and Gentlemen:

      The First Jermyn Corp. ("First Jermyn") and Upper Valley Bancorp, Inc. ("Upper Valley") desire to enter into an agreement dated October 15, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) Upper Valley will merge with and into Jermyn with Jermyn surviving the merger, and (b) shareholders of Upper Valley will receive common stock of Jermyn in exchange for common stock of Upper Valley outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

      Upper Valley has required, as a condition to its execution and delivery to First Jermyn of the Agreement, that the undersigned, being directors, executive officers and major shareholders of First Jermyn, execute and deliver to Upper Valley this Letter Agreement.

      Each of the undersigned, in order to induce Upper Valley to execute and deliver to First Jermyn the Agreement, hereby irrevocably:

            (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of First Jermyn called to vote for approval of the Merger so that all shares of common stock of First Jermyn then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of First Jermyn);

            (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of First Jermyn, to approve or adopt the Agreement;

            (c) Agrees to use reasonable best efforts to cause the Merger to be consummated;

            (d) Notwithstanding the foregoing, agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of First Jermyn, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of First
Jermyn and Upper Valley have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting
Policies;

            (e) Agrees that First Jermyn shall not be bound by any attempted sale of any shares of First Jermyn common stock, and First Jermyn's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement.

            (f) Acknowledges and agrees that the provisions of subparagraphs (d), (e) and (f) hereof also apply to shares of First Jermyn common stock for the period referred to in subparagraph (e) above) owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

            (g) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of common stock of First Jermyn prior to expiration of the time period referred to in subparagraph (e) hereof; and

            (h) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

      The obligations set forth herein shall terminate
concurrently with any termination of the Agreement.
                           ________________________

      This Letter Agreement may be executed in two or more
counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.
                           ________________________

      This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.
                           ________________________

      The undersigned intend to be legally bound hereby.

                                    Sincerely,

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                                      Exhibit 3

                              BANK PLAN OF MERGER


            THIS BANK PLAN OF MERGER ("Plan of Merger") dated
October 15, 1997, is by and between THE FIRST NATIONAL BANK OF
JERMYN, a national banking association ("FNBJ"), and NBO NATIONAL
BANK, a national banking association ("NBO").

                                  BACKGROUND

            1. FNBJ is a national bank and a wholly-owned subsidiary of The First Jermyn Corp., a Pennsylvania corporation ("First Jermyn"). The authorized capital stock of FNBJ consists of 128,496 shares of common stock, par value $6.25 per share ("FNBJ Common Stock"), all of which at the date hereof are issued and outstanding.

            2. NBO is a national bank and a wholly-owned subsidiary of Upper Valley Bancorp, Inc., a Pennsylvania corporation ("Upper Valley"). The authorized capital stock of NBO consists of 5,000 shares of common stock, par value $20.00 per share ("NBO Common Stock"), of which at the date hereof __________ shares are issued and outstanding.

            3. The respective Boards of Directors of FNBJ and NBO deem the merger of NBO with and into FNBJ, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective corporations and their respective shareholders.

            4. The respective Boards of Directors of FNBJ and NBO have adopted resolutions approving this Plan of Merger. The respective Boards of Directors of First Jermyn and Upper Valley have adopted resolutions approving an Agreement dated October 15, 1997 (the "Agreement") between First Jermyn and Upper Valley, pursuant to which this Plan of Merger is being executed by FNBJ and NBO.

                                   AGREEMENT

            In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the United States of America, FNBJ and NBO, intending to be legally bound hereby, agree:

                                   ARTICLE I
                               MERGER; BUSINESS

            1.1 Merger. Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws and regulations of the United States of America, on the Effective Date (as that term is defined in Article V hereof): NBO shall merge with and into FNBJ; the separate existence of NBO shall cease; and FNBJ shall be the surviving corporation (such transaction referred to herein as the "Merger" and FNBJ, as the surviving corporation in the Merger, referred to herein as the "Surviving Bank").

            1.2 Business. The business of the Surviving Bank shall be conducted at its main office, which shall be located at 645 Washington Avenue, Jermyn, Pennsylvania 18433, and at its legally established branches, which shall include all of the branch office of FNBJ and NBO, and the main office of NBO prior to the Effective Date.

                                  ARTICLE II
                              CHARTER AND BYLAWS

            On and after the Effective Date, the Articles of Association and Bylaws of FNBJ, as in effect immediately prior to the Effective Date, shall automatically be and remain the Articles of Association and Bylaws of the Surviving Bank, until altered, amended or repealed. Said Articles of Association are set forth in an Appendix attached hereto and made a part hereof.

                                  ARTICLE III
                        BOARD OF DIRECTORS AND OFFICERS

            3.1 Board of Directors. On and after the Effective Date, the directors of the Surviving Bank shall consist of the following persons, who shall serve as such until their successors have been elected and qualified: Michael A. Barbetti; Edmund J. Biancharelli; Joseph P. Coviello; William M. Davis; David M. Epstein; Fred J. Gentile; Harold S. Kaplan; Saul Kaplan;
Robert T. Kelly; Kuzma Leschak, Jr.; I. Leo Moskowvitz;
William K. Nasser, Jr.; Peter A. Sabia; Thomas G. Speicher; Garfield G. Thomas; Steven R. Tokach; and Norman E. Woodworth. Such persons shall continue to serve as directors, subject to any applicable legal restrictions, during such time as they serve as members of the Board of Directors of First Jermyn.

            3.2 Officers. On and after the Effective Date, the officers of the Surviving Bank shall consist of the officers of FNBJ duly elected and holding office immediately prior to the Effective Date, and John R. Adonizio shall be elected as an Executive Vice President of the Surviving Bank effective as of the Effective Date.

                                  ARTICLE IV
                             CONVERSION OF SHARES

            4.1 Stock of FNBJ. Each share of FNBJ Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of common stock of the Surviving Bank.

            4.2 Stock of NBO. Each share of NBO Common Stock issued and outstanding immediately prior to the Effective Date, and each share of NBO Common Stock issued and held in the treasury of Upper Valley as of the Effective Date, if any, shall, on the Effective Date, be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                                   ARTICLE V
                         EFFECTIVE DATE OF THE MERGER

            The Merger shall be effective on the date and at the time specified in the certificate to be issued by the Comptroller of Currency approving this Merger (the "Effective Date").

                                  ARTICLE VI
                             EFFECT OF THE MERGER

            On the Effective Date: the separate existence of NBO shall cease; and all of the property (real, personal and mixed), rights, powers, duties and obligations of NBO shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.

                                  ARTICLE VII
                             CONDITIONS PRECEDENT

            The obligations of FNBJ and NBO to effect the Merger shall be subject to satisfaction, unless duly waived by the party permitted to do so, of the conditions precedent set forth in the Agreement.

                                 ARTICLE VIII
                                  TERMINATION

            This Plan of Merger shall terminate upon any termination of the Agreement in accordance with its terms; provided, however, that any such termination of this Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

                                  ARTICLE IX
                                   AMENDMENT

            Subject to applicable law, this Plan of Merger may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                                   ARTICLE X
                                 MISCELLANEOUS

            10.1 Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Plan of Merger.

            10.2 Notices. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of
Section 7.06 of the Agreement.

            10.3 Captions. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

            10.4 Counterparts. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

            10.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the United States of America and, in the absence of controlling federal law, in accordance with the laws of the Commonwealth of Pennsylvania.

            IN WITNESS WHEREOF, FNBJ and NBO have caused this Bank Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.

                                    THE FIRST NATIONAL BANK OF JERMYN

                                    By________________________________



                                    NBO NATIONAL BANK

                                    By________________________________

                                                      Exhibit 4

                                   RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                         ____________________________


      FIRST.  The name of the Corporation is __________________.

      SECOND. The location and post office address of its registered office in this Commonwealth is 645 Washington Avenue, Jermyn, Pennsylvania 18433.

      THIRD.  The Corporation is incorporated under the provisions
of the Business Corporation Law of 1988, as amended.   The
purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under such Act.

      FOURTH. The term of the Corporation's existence is perpetual.

      FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares of common stock, par value $1.25 per share ("Common Stock"). The issuance of shares of Common Stock by the Corporation, or securities convertible into shares of Common Stock, for cash consideration shall require the affirmative vote of 80% of the total number of directors then in office (rounding up to the nearest whole number); provided, however, that this voting requirement shall not apply to the issuance of shares of Common Stock pursuant to any employee benefit or similar plan of the Corporation, including stock options.

      SIXTH: The directors of the Corporation shall be divided into three classes: Class I, Class II, and Class III. Each Class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III directors is fixed for any term of office it shall not be increased during that term, except by (i) a vote of 80% of the total number of directors then in office (rounding up to the nearest whole number) at any time on or prior to January 1, 2004 or (ii) a vote of 66-2/3% of the total number of directors then in office (rounding up to the nearest whole number) at any time after January 1, 2004. Except for the Board of Directors to be effective upon the filing of these Restated Articles of Incorporation as provided for in this ARTICLE SIXTH, the term of office of each Class shall be three
(3) years; provided, however, that the term of office of the initial Class I directors shall expire at the annual election of directors by the shareholders of the Corporation in 1999; the term of office of the initial Class II directors shall expire at the annual election of directors by the shareholders of the Corporation in 2000; and the term of office of the initial Class III directors shall expire at the annual election of directors by the shareholders of the Corporation in 1998, so that, after the expiration of each such initial term, the terms of office of one class of directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election of directors of the Corporation held during and after 1998, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed.

      The names and Class designations of the Board of Directors of the Corporation to be effective upon the filing of these Restated Articles of Incorporation, who shall sit until the first annual election of directors for the Class in which such directors are serving are as follows:

Class I (serving until the 1999 Annual Meeting of Shareholders)

Name

Kuzma Leschak, Jr.
I. Leo Moskowvitz
Garfield G. Thomas
Fred J. Gentile
Michael A. Barbetti
Norman E. Woodworth

Class II (serving until the 2000 Annual Meeting of Shareholders)

Name

William M. Davis
Peter A. Sabia
Edmund J. Biancharelli
Thomas G. Speicher
Steven R. Tokach
William K. Nasser, Jr.

Class III (serving until the 1998 Annual Meeting of Shareholders)

Name

David M. Epstein
Robert T. Kelly
Saul Kaplan
Harold S. Kaplan
Joseph P. Coviello

      SEVENTH: Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in his name on the books of the Corporation. Shareholders shall not be entitled to cumulate votes for the election of directors.

      EIGHTH: The management, control and government of the Corporation shall be vested in a Board of Directors consisting of not less than five (5) nor more than twenty-five (25) members in number, as fixed by the Board of Directors of the Corporation from time to time.

      NINTH: The affirmative vote of both directors and shareholders of the Corporation as set forth in this ARTICLE
NINTH shall be required to approve any of the following (each a "Transaction"):

            (a) any merger or consolidation of the Corporation with or into any other corporation or any division involving the Corporation;

            (b) any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

            (c) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity;

            (d) a liquidation or dissolution involving the Corporation; or

            (e) any transaction similar to, or having similar effect as, any of the foregoing transactions.

      In the event of any proposed Transaction, then the following voting requirements shall apply during the following applicable time periods: (A) on or before January 1, 2004, the affirmative vote of both (i) 80% of the total number of directors then in office (rounding up to the nearest whole number) and (ii) 80% of the total votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class shall be required to approve any Transaction; and
(B) after January 1, 2004, the affirmative vote of both (i) 66-2/3% of the total number of directors then in office (rounding up to the nearest whole number) and (ii) 66-2/3% of the total votes which all shareholders are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class shall be required to approve any Transaction.

      The provisions of this ARTICLE NINTH shall not apply to
(A) any Transaction occurring prior to January 1, 2004 in which
(i) members of the Corporation's Board of Directors immediately prior to the Transaction continue to constitute at least a majority of the Board of Directors of the resulting or surviving corporation upon completion thereof and (ii) shareholders of the Corporation immediately prior to the Transaction continue to own at least a majority of the outstanding voting securities or interests of the resulting or surviving corporation outstanding upon completion thereof provided the transaction is approved by both (i) 80% of the total number of directors then in office (rounding up to the nearest whole number) and (ii) 66-2/3% of the total vote which all shareholders are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class or (B) any Transaction approved in advance by the unanimous vote of all directors of the Corporation then in office.

      An affirmative vote as provided in the foregoing provisions shall be in addition to any vote of the shareholders otherwise required by law.

      The Board of Directors of the Corporation shall have the power and duty to determine, for purposes of this ARTICLE NINTH, if any transaction is similar to, or has a similar effect as, any of the Transactions identified above in this ARTICLE NINTH. Any such determination shall be conclusive and binding for all purposes of this ARTICLE NINTH.

      TENTH: No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied.

      ELEVENTH: Except as otherwise specially required by the Bylaws of the Corporation, the authority to make, amend, alter, change or repeal the bylaws of the Corporation is hereby expressly and solely granted to and vested in the Board of Directors of the Corporation by a vote of 66-2/3% of the total number of directors then in office (rounding up to the nearest whole number), subject always to the power of the shareholders to make, amend, alter, change or repeal the bylaws of the Corporation by the following votes during the following time periods: (A) on or before January 1, 2004, the affirmative vote of 80% of the total votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class; and (B) after January 1, 2004, the affirmative vote of 66-2/3% of the total votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class.

      TWELFTH:  (a)     The provisions of Subchapter E (relating to
Control Transactions), Chapter 25 of Title 15, known as the
Associations Code of the Commonwealth of Pennsylvania, or any amendment or restatement of such Subchapter, shall not apply to the Corporation.

                  (b) If any corporation, person, entity or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25% or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation entitled to vote, such corporation, person, entity or group shall within 30 days thereafter offer to purchase all shares of capital stock of the Corporation, issued, outstanding and entitled to vote. Such offer to purchase shall be at a price per share equal to the higher of (a) the highest price paid for a share of the respective class or series of capital stock of the Corporation purchased by such corporation, person, entity or group within the preceding twelve months or (b), if the Board of Directors so elects, the fair market value of a share of the Corporation's outstanding capital stock, determined in writing by an investment banking firm selected by the Board of Directors and experienced in the valuation of financial institutions, as of the date on which such corporation, person, entity or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25% or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation entitled to vote, including an increment representing a proportion of any value payable for acquisition of control of the Corporation. Such offer shall provide that the purchase price for such shares shall be payable in cash. The provisions of this Article Twelfth shall not apply if 80% or more of the total number of directors then in office (rounding up to the nearest whole number) approve in advance the acquisition of beneficial ownership by such corporation, person, entity or group of shares of capital stock of the Corporation having the right to cast in the aggregate 25% or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation.

      THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation; provided, however, that the provisions set forth in ARTICLES SIXTH, SEVENTH, and EIGHTH of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either
(a) the affirmative vote of shareholders of the Corporation entitled to cast at least 66-2/3% of all votes which shareholders of the Corporation are then entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class, or (b) the affirmative vote of 66-2/3% of the total number of directors then in office (rounding up to the nearest whole number) and the affirmative vote of shareholders of the Corporation entitled to cast at least a majority of all votes which shareholders of the Corporation are then entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class; and further provided, that the provisions set forth in this ARTICLE THIRTEENTH and in ARTICLES EIGHTH, NINTH, TENTH, ELEVENTH and TWELFTH of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by the following votes during the following time periods: (A) on or before January 1, 2004, the affirmative vote of both (i) 80% of the total number of directors then in office (rounding up to the nearest whole number) and (ii) 80% of the total votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class; and (B) after January 1, 2004, the affirmative vote of both (i) 66-2/3% of the total number of directors then in office (rounding up to the nearest whole number) and (ii) 66-2/3% of the total votes which all shareholders are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of at least a majority of the votes entitled to be cast by the outstanding shares of such class.

                                   RESTATED

                                    BYLAWS

                                      OF

                           _________________________


ARTICLE I.  MEETINGS OF SHAREHOLDERS.

      Section 101.  Place of Meetings.  All meetings of the
shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

      Section 102.      Annual Meetings.

            (a) Time and Date. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors. At each annual meeting of shareholders, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.

            (b) Agenda for Annual Meeting. Matters to be placed on the agenda for consideration at annual meetings of shareholders may be determined by the Board of Directors or by any shareholder entitled to vote for the election of directors. Matters proposed for the agenda by shareholders entitled to vote for the election of directors shall be made by notice in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Corporation not less than sixty
(60) days prior to any annual meeting of shareholders; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of matters which are proposed by the Board of Directors shall be given at any time by the Chairman of the Board or any other appropriate officer. Each notice made by shareholders shall set forth a brief description of the business desired to be brought before the annual meeting. The chairman of the meeting may determine and declare to the meeting that a matter proposed for the agenda was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the matter shall be disregarded.

      Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors in the manner provided herein. Shareholders shall not have the right to call special meetings of shareholders, except as specifically provided by law.

      Section 104. Conduct of Shareholders' Meetings. At every meeting of the shareholders, the Chairman of the Board or, in the Chairman's absence, the President or, in the President's absence, a chairman (who shall be one of the officers, if any is present) chosen by a majority of the members of the Board of Directors shall act as chairman of the meeting. The chairman of the meeting shall have any and all powers and authority necessary in the chairman's sole discretion to conduct an orderly meeting and preserve order and to determine any and all procedural matters, including imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of the shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary of the Corporation or in the Secretary's absence, an assistant secretary, shall act as secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or assistant secretary, the chairman of the meeting may appoint another person to act as secretary of the meeting.

      Section 105. Determination of Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this section. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

      Section 106. Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

      Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

      Section 107. Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one (1) or three (3). No person who is a candidate for office to be filled at the meeting shall act as a judge of election.

      In the event any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of convening the meeting or at the meeting by the presiding officer thereof.

      The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

      On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

      Section 108. No Consent of Shareholders in Lieu of Meeting. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders to consent in writing to action without a meeting is specifically denied.

ARTICLE II.  DIRECTORS AND BOARD MEETINGS.

      Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than five (5) nor more than twenty-five (25) members, as fixed by the Board of Directors from time to time. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

      Section 202. Nominations for Directors. Nominations by shareholders for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing not later than the close of business on the twentieth (20th) day immediately preceding the date of the meeting. Such notification shall contain the following information: (a) name and address of each proposed nominee;
(b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded and, upon instruction, the judges of election may disregard all votes cast for any such proposed nominee.

      Section 203.  Qualifications of Directors.

            (a) Share Ownership. Every Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated.

            (b) Retirement. No person shall be eligible for election as a member of the Board of Directors of the Corporation following such person's attainment of the age of seventy-five
(75); provided, however, that this provision shall not apply to any person serving on the Board of Directors of the Corporation on _________________, 1998. Any person elected to the Board of Directors of the Corporation prior to attainment of age seventy-five (75) shall not be required to resign by reason of such person's attainment of such age.

      Section 204.  Classification of Directors.  The Board of
Directors of the Corporation shall be divided into three (3) classes, as nearly equal in number as possible, as provided in the Corporation's Articles of Incorporation.

      Section 205. Compensation of Directors. No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, reasonable fees or other compensation, payable in cash, stock or other property, for acting as a Director and reasonable fees to be paid each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as members of the Board of Directors.

      Section 206. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board of Directors shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganizational purposes at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the President to each member of the Board of Directors at least twenty-four (24) hours before the time of the meeting.

      A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is present.

      Except as otherwise provided in Section 209 or as otherwise provided herein, a majority of Directors present and voting at any meeting of the Board of Directors at which a quorum is present, shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

      Section 207. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or at the request of a majority of Directors then in office. A special meeting of the Board of Directors shall be deemed to be any meeting other than a regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat, shall be given by the President to each member of the Board at least twenty-four (24) hours before the time of such meeting.

      Section 208. Reports and Records. The reports of officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

      Section 209. Special Director Voting Requirements. Notwithstanding anything contained herein to the contrary, until January 1, 2004, approval of any of the following actions shall require a vote of 80% of the total number of directors of the Corporation then in office (rounding up to the nearest whole number):

                  (i) adopting a motion or resolution to study sale of the Corporation as a strategic alternative, or engaging a financial advisor with respect thereto;

                  (ii) adopting a motion or resolution approving a fundamental transaction (a "Fundamental Transaction") involving the Corporation within the meaning of Chapter 19 of Title 15 of the Pennsylvania Business Corporation Law of 1988, as amended, or any successor provisions (whether by merger, consolidation, share exchange or otherwise), or calling a special meeting of shareholders of the Corporation to consider any such proposal or placing any such proposal on the agenda for an annual meeting of shareholders of the Corporation;

                  (iii)  recommending that shareholders of the
      Corporation (A) accept a transaction or tender their shares of the Corporation's voting securities in connection with a tender or exchange offer for the Corporation's voting securities or (B) cast votes with respect to their voting securities in a proxy solicitation conducted by a party other than the Corporation's Board of Directors contrary to the recommendation of the Board of Directors;

                  (iv)  soliciting indications of interest or
      responding to proposals relating to a Fundamental
      Transaction in which the Corporation, upon completion of such Fundamental Transaction, would not be the surviving or controlling entity; or

                  (v) amending or repealing Sections 203 or 209 of these Bylaws.

ARTICLE III.  COMMITTEES.

      Section 301. Committees. The following two (2) Committees of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish: Executive and Audit

      Section 302. Executive Committee. The Executive Committee shall consist of five (5) Directors. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. Meetings of the Committee may be called at any time by the Chairman of the Committee or his designee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board of Directors.

      Section 303. Audit Committee. The Audit Committee shall consist of at least four (4) Directors, none of whom shall be officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman of the Committee or his designee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. The Committee shall, among other things, supervise the audit of the books of the Corporation and recommend for approval by the Board the services of a reputable Certified Public Accounting firm to perform such audit.

      Section 304. Appointment of Committee Members. The Board of Directors shall elect the members of the Committees and the Chairman of each such Committee to serve until the next annual meeting of shareholders. The President shall appoint or shall establish a method of appointing, subject to the approval of the Board of Directors, the members of any other Committees established by the Board of Directors, and the Chairman of such Committee, to serve until the next annual meeting of shareholders. The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine.

      Section 305. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairman, as it may deem necessary. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 208 of these Bylaws.

ARTICLE IV.  OFFICERS.

      Section 401. Chairman of the Board. The Board of Directors shall appoint one of its members to be the Chairman of the Board to serve at the pleasure of the Board. He shall be a voting member of the Board of Directors and shall preside at all meetings of the Board of Directors and shareholders. The
Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon,or assigned to him by the Board of Directors.

      Section 402. President. The Board of Directors shall appoint one of its members to be President of the Corporation.
In the absence of the Chairman, he shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

      Section 403. Vice Presidents. The Board of Directors may appoint an Executive Vice President and one or more Vice Presidents. The Executive Vice President and each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors. The Executive Vice President shall, in the absence of the President, perform all the duties of the President.

      Section 404. Secretary. The Board of Directors shall appoint a Secretary, who shall be Secretary of the Board and of the Corporation, and shall keep accurate minutes of all meetings. He shall attend to the giving of all notices required by these Bylaws to be given. He shall be custodian of the corporate seal, records, documents and papers of the Corporation. He shall provide for the keeping of proper records of all transactions of the Corporation. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these Bylaws. He shall also perform such other duties as may be assigned to him, from time to time, by the Board of Directors.

      Section 405. Treasurer. The Treasurer shall act under the supervision of the President or such other Officer as the President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other Supervising Officer as the President may designate.

      Section 406. Assistant Officers. Unless otherwise provided by the Board of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors, the President or the Officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

      Section 407. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all Officers and Assistant Officers, except the President and the Executive Vice President, shall be fixed in accordance with the general salary administration programs and guidelines established by the Board.

      Section 408. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V.  SHARES OF CAPITAL STOCK.

      Section 501. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the President and by the Executive Vice President or one of the Vice Presidents. Certificates may be signed by facsimile signature.

      Section 502. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the President or the Executive Vice President; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the President or the Executive Vice President.

ARTICLE VI.  GENERAL.

      Section 601.  Fiscal Year.  The fiscal year of the
Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

      Section 602.  Emergency Bylaws.  In the event of any
emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

            (a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

            (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

            (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

      Section 603. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VII.  LIABILITY OF DIRECTORS: INDEMNIFICATION.

      Section 701. Elimination of Liability. To the fullest extent permitted by the laws of the Commonwealth of Pennsylvania, a Director of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action unless the Director has breached or failed to perform the duties of his or her office under the Pennsylvania Business Corporation Law of 1988, as amended, or any successor statute, and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 701 shall not apply with respect to the responsibility or liability of a Director under any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

      Section 702. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Section 703. Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article VII.

      Section 704. Non-Exclusive. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrator of such person.

      Section 705. Insurance, Etc. The Corporation may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, may create a fund of any nature (which may, but need not be, under the control of a trustee) for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article IX or otherwise, to or for the benefit of any person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

      Section 706. Amendment. Notwithstanding anything herein contained or contained in the Articles of Incorporation to the contrary, this Article VII may not be amended or repealed, and a provision inconsistent herewith may not be adopted, except by the affirmative vote of 80% of the members of the entire Board of Directors or by the affirmative vote of shareholders of the corporation entitled to cast at least 80% of all votes which shareholders of the corporation are then entitled to cast, except that, if the laws of the Commonwealth of Pennsylvania are amended or any other statute is enacted so as to decrease the exposure of directors to liability or to increase the indemnification rights available, this Article VII and any other provision of these Bylaws inconsistent with such decreased exposure or increased indemnification rights shall be amended, automatically and without any further action on the part of shareholders or directors, to reflect such decreased exposure or to include such increased indemnification rights, unless such legislation expressly otherwise requires. Any repeal or modification of this
Article VII by the directors or shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation or any right to indemnification for any action taken or any failure to take any action occurring prior to the time of such repeal or modification.

      Section 707. Severability. If, for any reason, any provision of this Article VII shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Article VII shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Article VII shall, to the full extent consistent with law, continue in full force and effect.

ARTICLE VIII.  AMENDMENT OR REPEAL.

      Section 801. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, in the manner set forth in the Articles of Incorporation.

                                                      Exhibit 5


                        Form of Agreement Re:  Benefits



                               October 15, 1997



The First Jermyn Corp.
645 Washington Avenue
Jermyn, Pennsylvania  18433

Gentlemen:

      I, the undersigned, hereby acknowledge and agree that an amount not to exceed $__________ is the maximum amount that I would be entitled to receive from Upper Valley Bancorp, Inc. ("Upper Valley"), any Upper Valley subsidiary or any of their respective successors or assigns pursuant to any employment agreement, special termination agreement, supplemental executive retirement plan, deferred compensation plan, salary continuation plan, or any other benefit or welfare plan assuming that my employment with Upper Valley or any Upper Valley subsidiary (or any of their respective successors or assigns) is terminated for any reason, whether voluntarily or involuntarily, on December 31, 1997, and following the Closing Date of the transaction described in the Agreement and Plan of Merger dated as of October 15, 1997 between The First Jermyn Corp. and Upper Valley (the "Agreement"). The amount shown above represents the total of all amounts available for payment in an immediate lump-sum upon termination and the present value, as of December 31, 1997 (based on a 6% per annum discount factor) of all payments to be made on a date or dates subsequent to the date of termination.

                                    Sincerely,

                                                      EXHIBIT 6

                  FORM OF OPINION OF COUNSEL TO FIRST JERMYN


            Upper Valley shall have received from counsel to First Jermyn, an opinion, dated as of the Closing Date, substantially to the effect that, subject to customary exceptions and qualifications:

            (a) First Jermyn and FNBJ have full corporate power to carry out the transactions contemplated in the Agreement and the Plan of Merger, respectively. The execution and delivery of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of First Jermyn and FNBJ, and the Agreement and the Plan constitute valid and legally binding obligations of First Jermyn and FNBJ, respectively, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally and institutions the deposits of which are insured by the FDIC, and as may be limited by the exercise of judicial discretion in applying principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement or the Plan, nor compliance by First Jermyn and FNBJ with any of the respective provisions thereof, will
(i) conflict with or result in a breach or default under (A) the articles of incorporation or bylaws of First Jermyn or the articles of association or bylaws of FNBJ, or, (B) based solely on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which First Jermyn or FNBJ is a party; or
(ii) based solely on certificates of officers and without independent verification, to the knowledge of such counsel, result in the creation or imposition of any material lien or encumbrance upon the property of First Jermyn or FNBJ, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement or the Plan; or (iii) violate in any material respect any order, writ, injunction or decree known to such counsel, or any federal or Pennsylvania statute, rule or regulation applicable to First Jermyn or FNBJ.

            (b) FNBJ is a validly existing national bank organized and in good standing under the laws of the United States of America. The deposits of FNBJ are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

            (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which First Jermyn or FNBJ is a party which would, if determined adversely to First Jermyn or FNBJ, have a material adverse effect on the financial condition or results of operation of First Jermyn and FNBJ taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

            (d) To the knowledge of such counsel, no consent, approval, authorization or order of any federal or state court or federal or state governmental agency or body is required for the consummation by First Jermyn or FNBJ of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained.

            (e) Upon the filing and effectiveness of the Articles of Merger with the PDS with respect to the Merger, and Articles of Merger with the OCC with respect to the Bank Merger in accordance with the Agreement and the Plan, the mergers of First Jermyn and Upper Valley and of FNBJ and NBO contemplated by the Agreement and the Plan, respectively, will have been effected in compliance with all applicable federal and Pennsylvania laws and regulations in all material respects.

            (f) The shares of First Jermyn Common Stock to be issued in connection with the merger of Upper Valley and First Jermyn contemplated by the Agreement have been duly authorized and will, when issued in accordance with the terms of the Agreement, be validly issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

            Such counsel shall also provide a statement to the following effect:

            By way of supplemental information, such counsel advises that, on the sole basis of such counsel's participation in conferences with officers and employees of First Jermyn in connection with the Proxy Statement/Prospectus, and without other independent investigation or inquiry, such counsel has no reason to believe that the Proxy Statement/Prospectus, including any amendments or supplements thereto (except for the financial information, financial schedules and other financial or statistical data contained therein and except for any information supplied by Upper Valley or NBO for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof, contained any untrue statement of a material fact with respect to First Jermyn or omitted to state any material fact with respect to First Jermyn necessary to make any statement therein with respect to First Jermyn, in light of the circumstances under which it was made, not misleading. Counsel may state in delivering such opinion, that such counsel has not independently verified and does not assume the responsibility for the accuracy, completeness or fairness of any information or statements contained in the Proxy Statement/Prospectus, except with respect to identified statements of law or regulations or legal conclusions relating to First Jermyn or the transactions contemplated in the Agreement and the Plan.

                                                      EXHIBIT 7

                     FORM OF TAX OPINION OF STEVENS & LEE

      First Jermyn and Upper Valley shall have received an opinion of Stevens & Lee substantially to the effect that, under the provisions of the IRC:

      1. Provided the Merger qualifies as a statutory merger under applicable law, the transfer by Upper Valley of all of its assets to First Jermyn in exchange for First Jermyn Common Stock (including fractional share interests) and the assumption by First Jermyn of all of Upper Valley's liabilities will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the IRC.

      2. Upper Valley and First Jermyn will each be "a party to a reorganization" within the meaning of Section 368(b) of the IRC.

      3. Neither Upper Valley nor First Jermyn will recognize any gain or loss upon the transfer of Upper Valley's assets to First Jermyn in exchange solely for First Jermyn Common Stock (including fractional share interests) and the assumption by First Jermyn of the liabilities of Upper Valley.

      4. The basis of the Upper Valley assets in the hands of First Jermyn will be the same as the basis of such assets in the hands of Upper Valley immediately prior to the Merger.

      5. The holding period of the assets of Upper Valley to be received by First Jermyn will include the period during which the assets were held by Upper Valley.

      6. No gain or loss will be recognized by the shareholders of Upper Valley on the receipt of First Jermyn Common Stock
(including fractional share interests) solely in exchange for their shares of Upper Valley Common Stock.

      7. The basis of the First Jermyn Common Stock (including fractional share interests) to be received by the Upper Valley shareholders in the Merger will be the same as the basis of the Upper Valley Common Stock surrendered in exchange therefor.

      8. The holding period of the First Jermyn Common Stock (including fractional share interests) to be received by the Upper Valley shareholders in the Merger will include the period during which the Upper Valley shareholders held their Upper Valley Common Stock, provided the shares of Upper Valley Common Stock are held as a capital asset on the Effective Date.

      9. The payment of cash in lieu of fractional share interests of First Jermyn Common Stock will be treated as if the fractional share interests were distributed as part of the Merger and then redeemed by First Jermyn. Such cash payments will be treated as having been received as distribution in full payment in exchange for the fractional share interests redeemed, as provided in Section 302(a) of the IRC.

      10. As provided in Section 381(c)(2) of the IRC and related Treasury regulations, First Jermyn will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Upper Valley as of the Effective Date. Any deficit in the earnings and profits of First Jermyn or Upper Valley will be used only to offset the earnings and profits accumulated after the Merger.

      11. Pursuant to Section 381(a) of the IRC and related Treasury regulations, First Jermyn will succeed to and take into account the items of Upper Valley described in Section 381(c) of the IRC. Such items will be taken into account by First Jermyn subject to the conditions and limitations of Sections 381, 382, 383, and 384 of the IRC and the Treasury regulations thereunder.

      12. Provided the Bank Merger constitutes a statutory merger under applicable law, the Bank Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the IRC.

      13. NBO and FNBJ will each be "a party to a reorganization" within the meaning of Section 368(b) of the IRC.

      14. Neither NBO nor FNBJ will recognize any gain or loss upon the transfer of NBO's assets to FNBJ in constructive exchange solely for FNBJ common stock and the assumption by FNBJ of the liabilities of NBO.

      15. The basis of the NBO assets in the hands of FNBJ will be the same as the basis of such assets in the hands of NBO immediately prior to the Bank Merger.

      16. The holding period of the NBO assets in the hands of FNBJ will include the period during which such assets were held by NBO.

      17. No gain or loss will be recognized by First Jermyn, as the shareholder of NBO, upon the constructive receipt of shares of FNBJ common stock in exchange for the NBO common stock surrendered in exchange therefor in the Bank Merger.

      18. The basis of the FNBJ common stock to be held by First Jermyn after the Bank Merger will equal the basis of such stock immediately before the Bank Merger, increased by the basis of the NBO common stock surrendered in the constructive exchange.

      19. As provided in Section 381(c)(2) of the IRC and related Treasury regulations, FNBJ will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of NBO as of the effective date of the Bank Merger. Any deficit in the earnings and profits of FNBJ or NBO will be used only to offset the earnings and profits accumulated after the Bank
Merger.

      20. Pursuant to Section 381(a) of the IRC and related Treasury regulations, FNBJ will succeed to and take into account the items of NBO described in Section 381(c) of the IRC. Such items will be taken into account by FNBJ subject to the conditions and limitations of Sections 381, 382, 383, and 384 of the IRC and the Treasury regulations thereunder.

                                                EXHIBIT 8

                  FORM OF OPINION OF COUNSEL TO UPPER VALLEY


            First Jermyn shall have received from counsel to Upper Valley, an opinion, dated as of the Closing Date, substantially to the effect that, subject to customary exceptions and qualifications:

            (a) Upper Valley and NBO have full corporate power to carry out the transactions contemplated in the Agreement and the Plan of Merger, respectively. The execution and delivery of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Upper Valley and NBO, and the Agreement and the Plan constitute a valid and legally binding obligation, in accordance with their respective terms, of Upper Valley and NBO, respectively, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally and institutions the deposits of which are insured by the FDIC, and as may be limited by the exercise of judicial discretion in applying principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement and the Plan, nor compliance by Upper Valley and NBO with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of incorporation or bylaws of Upper Valley or the articles of association or bylaws of NBO, or (B) based solely on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Upper Valley or NBO is a party; or (ii) based solely on certificates of officers, to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of Upper Valley or NBO, except such material lien, instrument or obligation that has been disclosed to First Jermyn pursuant to the Agreement and the Plan, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to Upper Valley or NBO.

            (b) NBO is a validly existing national bank organized and in good standing under the laws of the United States of America. The deposits of NBO are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

            (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Upper Valley or NBO is a party which would, if determined adversely to Upper Valley or NBO, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of Upper Valley or NBO taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

            (d) To the knowledge of such counsel, no consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or of any third party, is required for the consummation by Upper Valley or NBO of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained.

            Such counsel shall also provide a statement to the following effect:

            By way of supplemental information, such counsel advises that on the sole basis of such counsel's participation in conferences with officers and employees of Upper Valley in connection with the preparation of the Prospectus/Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus/Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, financial schedules and other financial or statistical data contained therein and except for any information supplied by First Jermyn for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in delivering such opinion, that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus/Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to Upper Valley or NBO or the transactions contemplated in the Agreement and the Plan.